UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.                     )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐     Preliminary Proxy Statement
☐     Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑     Definitive Proxy Statement
☐     Definitive Additional Materials
☐     Soliciting Material Pursuant to Rule 14a-12
UNIVERSAL TECHNICAL INSTITUTE, INC.

(Name of Registrant as Specified in its Charter)
N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

UNIVERSAL TECHNICAL INSTITUTE, INC.
20410 North 19th Avenue
Suite 200
Phoenix, Arizona 85027
(623) 445-9500
Dear Fellow Stockholder:
     You are cordially invited to attend the 2007 Annual Meeting of Stockholders of Universal Technical Institute, Inc. (the “Company,” “UTI,” “we” or “our”), to be held at 8:00 a.m. local time on February 28, 2007, at the Company’s Avondale automotive technician training campus located at 10695 West Pierce Street, Avondale, Arizona 85323.
     At this year’s meeting, you will vote on (i) the election of three out of nine directors, (ii) the approval of our 2003 Incentive Compensation Plan, formerly known as our 2003 Stock Incentive Plan, as amended, to enable certain compensation paid under the 2003 Incentive Compensation Plan to qualify as deductible performance-based compensation under Section 162(m) of the Internal Revenue Code, (iii) the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, and (iv) any other matters that may properly come before the meeting. We have attached a notice of meeting and a proxy statement that contain more information about these items and the meeting.
     Your vote is important. We encourage you to sign and return your proxy before the meeting so that your shares will be represented and voted at the meeting even if you cannot attend in person.
     We look forward to seeing you at the 2007 Annual Meeting of Stockholders.

Sincerely,
/s/ John C. White
John C. White
Chairman of the Board

January 22, 2007

UNIVERSAL TECHNICAL INSTITUTE, INC.
20410 North 19th Avenue
Suite 200
Phoenix, Arizona 85027
(623) 445-9500
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To the holders of common stock of Universal Technical Institute, Inc.:
          The 2007 Annual Meeting of Stockholders of Universal Technical Institute, Inc. (the “Company”) will be held at the Company’s Avondale automotive technician training campus located at 10695 West Pierce Street, Avondale, Arizona 85323 on February 28, 2007 at 8:00 a.m. for the following purposes:
1.	To elect three out of nine directors to the Board of Directors to serve for a term of three years or until their respective successors are elected and qualified.

2.	To approve the Company’s 2003 Incentive Compensation Plan (formerly known as the 2003 Stock Incentive Plan), including certain amendments, for purposes of Section 162(m) of the Internal Revenue Code to enable certain performance-based compensation paid under the plan to be deductible for tax purposes.

3.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending September 30, 2007.

4.	To consider and act upon such other business as may properly come before the meeting.
          Only stockholders of record at the close of business on January 8, 2007 are entitled to receive notice of and to vote at the meeting. A list of stockholders entitled to vote will be available for examination at the meeting by any stockholder for any purpose germane to the meeting. The list will also be available for the same purpose for ten days prior to the meeting at our principal executive offices at 20410 North 19th Avenue, Suite 200, Phoenix, Arizona 85027.
          We have enclosed our 2006 annual report, including financial statements, and the proxy statement with this notice of annual meeting.
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN

THE ENCLOSED STAMPED ENVELOPE. YOUR PROXY IS BEING SOLICITED BY THE COMPANY’S BOARD OF DIRECTORS.

By Order of the Board of Directors,
/s/ Chad A. Freed
Chad A. Freed
Senior Vice President, General Counsel and Secretary

Phoenix, Arizona
January 22, 2007
***STOCKHOLDER PROXY VOTING ALERT***
As you may or may not know, the New York Stock Exchange (NYSE) is contemplating eliminating broker discretionary voting for the election of directors in the near future. Broker discretionary voting allows your broker to vote on your behalf for many management proposals (such as the election of directors) if you do not instruct your broker to vote your shares.
If the NYSE does abolish discretionary voting, your broker may no longer be allowed to vote on your behalf. It will be necessary for you to actually vote any proxies you receive in order for your vote to be counted. This change is significant and could cost your Company additional time and money if you, our stockholders, do not take the time to vote your proxies as soon as they are received.
We urge you to vote the enclosed proxy even though this year your broker still has discretionary authority to vote your uninstructed shares. And we request that you vote management proxies you receive in the future to help save us time and money.
Sincerely,
Your Board of Directors

UNIVERSAL TECHNICAL INSTITUTE, INC.
20410 North 19th Avenue
Suite 200
Phoenix, Arizona 85027
(623) 445-9500
PROXY STATEMENT
Annual Meeting of Stockholders
February 28, 2007
     This Proxy Statement is furnished on or about January 22, 2007 to holders of the common stock of Universal Technical Institute, Inc. (the “Company,” “UTI,” “we” or “our”), in connection with the solicitation on behalf of the Company’s Board of Directors of proxies to be voted at the 2007 Annual Meeting of Stockholders (the “Annual Meeting”) and at any adjournment or postponement. The Annual Meeting will be held at 8:00 a.m. local time on February 28, 2007 at UTI’s Avondale automotive technician training campus located at 10695 West Pierce Street, Avondale, Arizona 85323.
     We will bear the cost of soliciting proxies. Copies of solicitation material may be furnished to brokers, custodians, nominees and other fiduciaries for forwarding to beneficial owners of shares of common stock, and normal handling charges may be paid for such forwarding service. We may solicit proxies by mail or by personal interview, telephone and other electronic communication by our officers and other management employees, who will receive no additional compensation for their services.
     Any stockholder giving a proxy pursuant to this solicitation may revoke it at any time prior to exercise of the proxy by giving written notice of such revocation to our Secretary at our executive offices at 20410 North 19th Avenue, Suite 200, Phoenix, Arizona 85027, or by attending the Annual Meeting and voting in person.
     At the close of business on January 8, 2007, there were 28,295,970 shares of our common stock outstanding and entitled to vote at the Annual Meeting. Only common stockholders of record on January 8, 2007 will be entitled to vote at the Annual Meeting. Each share is entitled to one vote on each matter voted upon. Votes may not be cumulated.
Voting Information
     At the Annual Meeting, votes will be counted by written ballot. The presence, in person or by a proxy relating to any matter to be acted upon at the Annual Meeting, of the holders of a majority of the outstanding shares of common stock will constitute a quorum for purposes of the Annual Meeting. For purposes of the quorum requirement and the discussion below regarding the vote necessary to take stockholder action, stockholders of record who are present at the Annual Meeting in person or by proxy and who abstain, including brokers holding customers’ shares of record who cause abstentions to be recorded at the Annual Meeting, are considered stockholders who are present and entitled to vote and they count toward the quorum.

     Brokers holding shares of record for customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. As used in the discussion below, “uninstructed shares” means shares held by a broker who has not received instructions from its customers on such matters and the broker has so notified us on a proxy form in accordance with industry practice or has otherwise advised us that it lacks voting authority. As used in the discussion below, “broker non-votes” means the votes that could have been cast on the matter in question by brokers with respect to uninstructed shares if the brokers had received their customers’ instructions.
     Election of Directors. Directors are elected by a plurality of the votes cast. That is, the Director nominees receiving the greatest number of votes will be elected. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election.
     Approval of the 2003 Incentive Compensation Plan, as amended, for Purposes of Section 162(m). The affirmative vote of a majority of the shares of common stock present or represented at the Annual Meeting and entitled to vote is required to approve the proposal to approve the 2003 Incentive Compensation Plan, as amended. Uninstructed shares are not entitled to vote on this matter, and therefore broker non-votes will not affect the outcome. Abstentions will have the effect of negative votes.
     Ratification of the Appointment of the Independent Registered Public Accounting Firm. The affirmative vote of a majority of the shares of common stock present or represented at the Annual Meeting and entitled to vote is required to approve the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. Uninstructed shares are entitled to vote on this matter. Therefore abstentions and broker non-votes will have the effect of negative votes.
     Any stockholder entitled to vote on any matter may vote part of such stockholder’s shares in favor of the proposal and refrain from voting the remaining shares or, except with respect to the election of Directors, may vote the remaining shares against the proposal; but if the stockholder fails to specify the number of shares which the stockholder is voting affirmatively or otherwise indicates how the number of shares to be voted affirmatively is to be determined, it will be conclusively presumed that the stockholder’s approving vote is with respect to all shares which the stockholder is entitled to vote.
     If any other matters are properly presented at the Annual Meeting for consideration, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the individuals named as proxies and acting thereunder will have discretion to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. If the Annual Meeting is postponed or adjourned, a stockholder’s proxy will remain valid and may be voted at the postponed or adjourned meeting. A stockholder still will be able to revoke the stockholder’s proxy until it is voted. At the date this Proxy Statement went to press, the Board of Directors did not know of any matters other than those described in this Proxy Statement to be presented at the Annual Meeting.
     Proxies properly executed and received by the Company prior to the Annual Meeting and not revoked, will be voted as directed therein on all matters presented at the Annual Meeting. In the absence of specific direction from a stockholder, proxies will be voted for the election of all named Director nominees, for the proposal to approve the 2003 Incentive Compensation Plan, as amended, and for the proposal to ratify the appointment of the independent registered public accounting firm.

PROPOSAL 1
ELECTION OF DIRECTORS
Board Structure. Our Board of Directors currently has nine members, the majority of whom are independent directors. The Board is divided into three classes. Directors in each class serve for three-year terms. At each annual meeting, the term of one class expires. Currently, Messrs. Conrad and Knight and Ms. McWaters serve as Class I Directors, Messrs. Penske and White and Ms. Srere serve as Class II Directors, and Messrs. Caputo, Gilmour and Hartman serve as Class III Directors.
Nominees for Election at this Annual Meeting. The Board of Directors, acting on the recommendation of the Nominating and Corporate Governance Committee, has nominated A. Richard Caputo, Jr., Allan D. Gilmour and Robert D. Hartman for re-election as Class III Directors, each to serve a three-year term ending in 2010, or when the Director’s successor is duly elected. It is intended that the votes represented by the proxies at the Annual Meeting will be cast for the election of Messrs. Caputo, Gilmour and Hartman as Directors.
     The following table and text presents information as of the date of this Proxy Statement concerning the nominees for election as Directors, including in each case their current membership on Committees of the Board of Directors, year first elected a Director and principal occupations or affiliations during the last five years and certain other directorships held.
Director Nominees

		Board	Elected to
Name/Title	Age	Committees	UTI Board
A. Richard Caputo, Jr.	40	Nominating and Corporate Governance Committee	1997
Director

Allan D. Gilmour Director	72	Audit Committee	2006

Robert D. Hartman Director	58	None	1985

A. Richard Caputo, Jr.	Mr. Caputo has served as a Director on UTI’s Board since 1997. Mr. Caputo is a managing principal of The Jordan Company, LP, and has been an employee of The Jordan Company, LP and its predecessors since 1990. The Jordan Company, LP manages, and is an affiliate of, The Resolute Fund, LP. Since 2002, Mr. Caputo has been a member of Resolute Fund Partners, LLC, the general partner of The Resolute Fund, LP. Mr. Caputo is also a director of Safety Insurance Group, Inc., TAL International Group, Inc. and a number of privately-held companies. Mr. Caputo received a BA in Mathematical and Business Economics from Brown University.

Allan D. Gilmour	Mr. Gilmour has served as a Director on UTI’s Board since June 2006. From November 1992 until his initial retirement in January 1995, Mr. Gilmour served as Vice Chairman of the Ford Motor Company. Most recently, Mr. Gilmour again served as Vice Chairman of the Ford Motor Company from May 2002 to February 2005. Mr. Gilmour began his career with Ford Motor Company in 1960. Over the course of his 34-year tenure at Ford, Mr. Gilmour served in a variety of roles including as President of the Ford Automotive Group, Executive Vice President, International Automotive Operations and Vice President, External and Personnel Affairs. He also served as Chief Financial Officer, Vice President and Controller, and President of Ford Motor Credit Company. Mr. Gilmour also serves on the board of directors of DTE Energy Company and Whirlpool Corporation, as well as a director or trustee of many community and professional organizations. Mr. Gilmour received a BA in Economics from Harvard University and an MBA from the University of Michigan.

Robert D. Hartman	Mr. Hartman has served as a Director on UTI’s Board since 1985 and served as UTI’s Chairman of the Board from October 1, 2003 to September 30, 2005. From 1990 to September 30, 2003, Mr. Hartman served as UTI’s Chief Executive Officer, and from April 2002 to September 30, 2003, Mr. Hartman served as the Co-Chairman of the Board. From 1979 to 1990, Mr. Hartman held several positions with UTI, including Student Services Director, Controller, School Director and President. He was appointed by the Governor of Arizona to the Arizona State Board for Private Post-secondary Education in 1990 and served until 1995. In addition, he has served on the Advisory Council for the Arizona Educational Loan Program, representing the private career school sector. He was founder and former Chairman of the Western Council of Private Career Schools. Mr. Hartman received a BA in General Business from Michigan State University and an MBA in Finance from DePaul University in Chicago.
The Board of Directors recommends that you vote “FOR” each of these nominees.

Continuing Directors. The terms of Conrad A. Conrad, Kevin P. Knight and Kimberly J. McWaters are scheduled to end in February 2008 and the terms of Roger S. Penske, Linda J. Srere and John C. White are scheduled to end in February 2009.
     Conrad A. Conrad, age 60, has served as a Director on UTI’s Board since February 2004. Mr. Conrad was employed with The Dial Corporation from August 2000 to October 2005, where he served as Executive Vice President and Chief Financial Officer. From 1999 to 2000, Mr. Conrad was engaged in a number of personal business ventures, including providing consulting services to Pennzoil-Quaker State Company, which acquired Quaker State Corporation in December 1998. From 1974 to 1998, Mr. Conrad held various positions, most recently Vice Chairman and Chief Financial Officer, with Quaker State Corporation, a leading manufacturer of branded automotive consumer products and services. Mr. Conrad also serves as a director of Rural/Metro Corporation and Fender Musical Instruments Corporation. Mr. Conrad received an AB in Accounting from The College of William & Mary.
     Kevin P. Knight, age 50, has served as a Director on UTI’s Board since February 2004. Since May 1999, Mr. Knight has served as Chairman of the Board of Knight Transportation, Inc., a truckload carrier based in Phoenix, Arizona. Mr. Knight has served as Knight Transportation’s Chief Executive Officer since 1993 and has been an officer and director of Knight Transportation since 1990. Mr. Knight has served as Chairman of the Arizona Motor Transport Association and a board member of the American Trucking Association.
     Kimberly J. McWaters, age 42, has served as UTI’s Chief Executive Officer since October 1, 2003 and as a Director on UTI’s Board since 2005. Ms. McWaters has served as UTI’s President since 2000 and served on UTI’s Board of Directors from 2002 to 2003. From 1984 to 2000, Ms. McWaters held several positions with UTI, including Vice President of Marketing and Vice President of Sales and Marketing. Ms. McWaters also serves as a director of United Auto Group, Inc. Ms. McWaters received a BS in Business Administration from the University of Phoenix.
     Roger S. Penske, age 69, has served as a Director on UTI’s Board since 2002. Mr. Penske has served as Chairman of the Board and Chief Executive Officer of United Auto Group, Inc., a publicly-traded automotive retailer, since 1999. Mr. Penske has also been Chairman of the Board and Chief Executive Officer of Penske Corporation since 1969. Mr. Penske also serves as a director of General Electric Company and United Auto Group, Inc.
     Linda J. Srere, age 51, has served as a Director on UTI’s Board since 2005. Ms. Srere is a marketing and advertising consultant. From January 2000 to November 2001, she served as President of Young & Rubicam Advertising, a worldwide advertising network. From September 1998 to January 2000, Ms. Srere served as Vice Chairman and Chief Client Officer of Young & Rubicam Inc. (Y&R). From January 1997 to September 1998, she served as President and CEO of Y&R’s New York office. Ms. Srere joined Y&R in September 1994 as Executive Vice President and Director of Business Development. Ms. Srere served as the Chairman of advertising agency Earle Palmer Brown New York from 1992 to 1994, and served as President of advertising agency Rosenfeld, Sirowitz, Humphrey & Strauss from 1990 to 1992. Ms. Srere is also a director of Electronic Arts Inc. and aQuantive, Inc. She received a BA in Psychology from State University of New York at Oswego.
     John C. White, age 58, has served as a Director on UTI’s Board since 1997 and as Chairman of the Board since October 1, 2005. From October 1, 2003 to September 30, 2005, Mr. White served as UTI’s Chief Strategic Planning Officer and Vice Chairman. From April 2002 to September 30, 2003, Mr. White served as UTI’s Chief Strategic Planning Officer and Co-Chairman of the Board. From 1997 to March 2002, Mr. White served as UTI’s Chief Strategic Planning Officer and Chairman of the Board. Mr. White served as the President of Clinton Harley Corporation (which operated under the name Motorcycle Mechanics Institute and Marine Mechanics Institute) from 1977 until it was acquired by UTI in 1997. Prior to 1977, Mr. White was a marketing representative with International Business Machines Corporation. Mr. White was appointed by the Arizona Senate to serve as a member of the Joint Legislative Committee on Private Regionally

Accredited Degree Granting Colleges and Universities and Private Nationally Accredited Degree Granting and Vocational Institutions in 1990. He was appointed by the Governor of Arizona to the Arizona State Board for Private Post-secondary Education, where he was a member and Complaint Committee Chairman from 1993-2001. Mr. White received a BS in Engineering from the University of Illinois. Mr. White is the uncle of David K. Miller, UTI’s Senior Vice President of Admissions.
Corporate Governance and Related Matters
     Corporate governance is typically defined as the system that allocates duties and authority among a company’s stockholders, board of directors and management. The stockholders elect the board and vote on extraordinary matters; the board is the company’s governing body, responsible for hiring, overseeing and evaluating management; and management runs the company’s day-to-day operations. Our Board of Directors currently consists of nine directors, as described above.
     “Independent” Directors. Our Board of Directors has determined that Messrs. Caputo, Conrad, Gilmour, Knight and Penske and Ms. Srere qualify as “independent” in accordance with the published listing requirements of The New York Stock Exchange (“NYSE”). The NYSE’s independence definition includes a series of objective tests, such as that the director is not an employee of the company and has not engaged in various types of business dealings with the company. An explanation of the independence standard used by our Board of Directors, which standard incorporates the NYSE independence definition, is set forth in the Corporate Governance Guidelines adopted by the Board and discussed elsewhere in this Proxy Statement. The Board considers all relevant facts and circumstances in evaluating the independence of its members from management. Immaterial business transactions conducted in the ordinary course of business are not determinative of the issue of independence. As required by the NYSE rules, the Board of Directors has made an affirmative determination as to each independent director that no relationships exist which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director and has affirmatively determined that each independent director meets the independence standard used by the Board. In making these determinations, the Board reviewed and discussed information provided by the Directors and our management with regard to each Director’s business and personal activities as they may relate to us and our management.
     “Independence” for Audit Committee Members and Audit Committee Financial Expert. In addition, as required by NYSE rules, the members of our Audit Committee each qualify as “independent” under special standards established by the U.S. Securities and Exchange Commission (“SEC”) for members of audit committees. Our Audit Committee also includes at least one independent member who is determined by the Board of Directors to meet the qualifications of an “audit committee financial expert” in accordance with SEC rules, including that the person meets the relevant definition of an “independent director.” Conrad A. Conrad and Allan D. Gilmour have each been determined to be an audit committee financial expert. Stockholders should understand that this designation is a disclosure requirement of the SEC related to Mr. Conrad’s and Mr. Gilmour’s experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon Mr. Conrad or Mr. Gilmour any duties, obligations or liability that are greater than are generally imposed on them as members of the Audit Committee and the Board, and their designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of our Audit Committee or the Board.
Board Meetings
     Our Board of Directors and its committees meet throughout the year on a set schedule, and also hold special meetings and act by written consent from time to time as appropriate. The Board has delegated various responsibilities and authority to different board committees as described in this section of the Proxy Statement. Committees regularly report on their activities and actions to the full Board. In addition, the Corporate Governance Guidelines that have been adopted by the Board and which are discussed elsewhere in this Proxy Statement call for regular executive sessions of the non-management Directors (those not employed by UTI). The role of presiding director at regular executive sessions of the non-management

Directors rotates on an annual basis. During fiscal 2005, the chairperson of the Audit Committee presided over executive sessions of the non-management Directors. During fiscal 2006, the chairperson of the Compensation Committee assumed the role, and in fiscal 2007, this role will be assumed by the chairperson of the Nominating and Corporate Governance Committee.
     Interested parties may contact the non-management Directors as a group by submitting a letter in a sealed envelope labeled accordingly. This letter should be placed in a larger envelope and mailed to Universal Technical Institute, Inc., 20410 North 19th Avenue, Suite 200, Phoenix, Arizona 85027.
     In fiscal 2006, the Board held seven meetings. Each Director, with the exception of Roger S. Penske, Michael R. Eisenson (who resigned from the Board effective February 28, 2006) and Allan D. Gilmour (who was not elected to the Board until June 2006), attended at least 75% of the Board of Director meetings. Further, with the exception of Roger S. Penske, each Director attended at least 75% of the meetings of committees on which such Director served, during the Director’s tenure as a Director and committee member.
Board Committees and Charters
     In accordance with the NYSE Corporate Governance Rules, we currently have three standing Board committees: Audit, Compensation and Nominating and Corporate Governance. Each member of the Audit, Compensation, and Nominating and Corporate Governance Committees is an independent director in accordance with NYSE standards. Each of the Board committees has a written charter approved by the Board. Copies of each charter are posted on our website at www.uticorp.com under the “Company Info – Investor Relations – Corporate Governance” captions. We will provide copies of our Board committee charters upon request made by writing to us at our principal executive offices at 20410 North 19th Avenue, Suite 200, Phoenix, Arizona 85027.
     The current committee membership is as follows:

Nominating and
Corporate
		Compensation	Governance
Director	Audit Committee	Committee	Committee
A. Richard Caputo, Jr.			✓
Conrad A. Conrad	Chair	✓
Allan D. Gilmour	✓
Kevin P. Knight	✓	Chair
Roger S. Penske			✓
Linda J. Srere		✓	Chair
     Audit Committee. Messrs. Conrad, Caputo, Eisenson, Gilmour and Knight served as members of our Audit Committee during fiscal 2006. Mr. Caputo replaced Mr. Eisenson on the Audit Committee upon Mr. Eisenson’s resignation from the Board in February 2006. Mr. Gilmour replaced Mr. Caputo on the Audit Committee in August 2006 following Mr. Gilmour’s election to the Board. The Board of Directors has determined that each member of the Audit Committee is financially literate and satisfies the independence requirements of the NYSE and the SEC. The Audit Committee has the responsibility for overseeing, among other things: our accounting and financial reporting processes; the reliability of our financial statements; the effective evaluation and management of our financial risks; our compliance with laws and regulations; and the maintenance of an effective and efficient audit of our financial statements by a qualified independent registered public accounting firm. The Audit Committee met eight times during 2006 (four of which meetings were held telephonically). The Audit Committee is required by SEC rules to publish a report to stockholders concerning the Audit Committee’s activities during the prior fiscal year. The Audit Committee’s report is set forth elsewhere in this Proxy Statement.
     Compensation Committee. Messrs. Conrad, Eisenson and Knight and Ms. Srere served as members of our Compensation Committee during fiscal 2006. Mr. Knight replaced Mr. Eisenson on the Compensation

Committee upon Mr. Eisenson’s resignation from the Board in February 2006. The Board of Directors has determined that each member of the Compensation Committee satisfies the independence requirements of the NYSE. The primary responsibility of the Compensation Committee is to develop and oversee the implementation of the Company’s philosophy with respect to the compensation of our officers. In that regard, the Compensation Committee has the responsibility for, among other things: developing and maintaining a compensation policy and strategy that creates a direct relationship between pay levels and corporate performance and returns to stockholders; recommending compensation and benefit plans to the Board for approval; reviewing and approving annual corporate and personal goals and objectives to serve as the basis for the chief executive officer’s compensation, evaluating the chief executive officer’s performance in light of the goals and, based on such evaluation, determining the chief executive officer’s compensation; determining the annual total compensation for our Named Executive Officers; approving the grants of stock options and other equity-based incentives as permitted under our equity-based compensation plans; reviewing and recommending to the Board compensation for our non-employee Directors; and reviewing and recommending employment agreements, severance arrangements and change of control plans that provide for benefits upon a change in control, or other provisions for our executive officers and directors, to the Board. The Compensation Committee met seven times during 2006. The Compensation Committee’s report on executive compensation is set forth elsewhere in this Proxy Statement.
     Nominating and Corporate Governance Committee. Messrs. Caputo, Knight and Penske and Ms. Srere served as members of our Nominating and Corporate Governance Committee during fiscal 2006. Mr. Caputo replaced Mr. Knight on the Nominating and Corporate Governance Committee upon committee reassignments following last year’s annual meeting of stockholders. The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee satisfies the independence requirements of the NYSE. The Nominating and Corporate Governance Committee has the responsibility for, among other things: identifying individuals qualified to serve as directors of UTI; recommending qualified individuals for election to the Board at the annual meeting of stockholders; recommending to the Board those Directors to serve on each of the Board committees; recommending a set of corporate governance guidelines to the Board; reviewing periodically our Corporate Governance Guidelines and recommending governance issues that should be considered by the Board; reviewing periodically the Board’s committee structure and operations and the working relationship between each committee and the Board; and considering, discussing and recommending ways to improve the Board’s effectiveness. The Nominating and Corporate Governance Committee also reviews and makes recommendations to the Board regarding the size and the composition of the Board. In addition, the Nominating and Corporate Governance Committee will review and consider properly submitted stockholder recommendations on candidates for membership on the Board of Directors as described below. In evaluating such recommendations, the Nominating and Corporate Governance Committee will use the same review criteria discussed below under “Director Qualifications and Review of Director Nominees.” Any stockholder recommendations proposed for consideration by the Nominating and Corporate Governance Committee must include the candidate’s name, accompanied by relevant biographical information, and must be submitted in accordance with our Bylaws to the attention of our Corporate Secretary at Universal Technical Institute, Inc., 20410 North 19th Avenue, Suite 200, Phoenix, Arizona 85027. The Nominating and Corporate Governance Committee met seven times during 2006.
Director Qualifications and Review of Director Nominees
     The Nominating and Corporate Governance Committee makes recommendations to the Board of Directors regarding the size and composition of the Board. The Committee reviews annually with the Board the composition of the Board as a whole and recommends, if necessary, measures to be taken so that the Board reflects the appropriate balance of knowledge, experience, skills, expertise and diversity required for the Board as a whole and contains at least the minimum number of independent directors required by the NYSE and other applicable laws and regulations. The Committee is responsible for ensuring that the composition of the Board accurately reflects the needs of UTI’s business and, in accordance with the foregoing, proposing the addition of members and the necessary resignation of members for purposes of obtaining the appropriate members and skills. Board members should possess such attributes and experience as are necessary to provide a broad range of personal characteristics including diversity, management skills, and technological and business experience. Directors should be able to commit the requisite time for preparation and attendance at regularly scheduled Board and committee meetings, as well as be able to participate in other matters necessary to ensure good corporate governance is practiced. In evaluating a director candidate, the Committee considers factors that are in the best interests of the Company and its stockholders, including the knowledge, experience, integrity and judgment of each candidate; the potential contribution of each candidate to the diversity of backgrounds, experience and competencies which the Board desires to have represented; each candidate’s ability to devote sufficient time and effort to his or her duties as a director; and any other criteria established by the Board and any core competencies or technical expertise necessary to staff Board committees. In connection with each director nomination recommendation, the Committee must consider the issue of continuing director tenure and whether the Board will be exposed to new ideas and viewpoints, and will maintain willingness to critically examine the status quo.
Board Attendance at Annual Stockholder Meetings
     The Board does not have a formal policy with respect to the Directors’ attendance at our annual stockholder meetings, but all Directors are encouraged to attend those meetings. All Directors who, at the time, were serving as members of the Board attended last year’s annual meeting of stockholders with the exception of Michael R. Eisenson who resigned from the Board in February 2006.
Communication with the Board of Directors
     Stockholders may communicate with the Chairman of the Board, the Directors as a group, the non-management Directors as a group or an individual Director directly by submitting a letter in a sealed envelope labeled accordingly. This letter should be placed in a larger envelope and mailed to Universal Technical Institute, Inc., 20410 North 19th Avenue, Suite 200, Phoenix, Arizona 85027.
Code of Conduct; Corporate Governance Guidelines
     We have a Code of Conduct (including a Supplemental Code of Ethics for the Chief Executive Officer and Senior Financial Officers) (“Code”) that applies to all of our employees, including our principal executive officer and principal financial and accounting officer. This Code is posted on our Internet website (www.uticorp.com) under the “Company Info – Investor Relations – Corporate Governance” captions.
     We will provide a copy of the Code upon request made by writing to us at our principal executive offices at 20410 North 19th Avenue, Suite 200, Phoenix, Arizona 85027. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of the Code by posting such information on our website, at the address and location specified above, and, to the extent required, by filing a Current Report on Form 8-K with the SEC disclosing such information.
     As indicated elsewhere in this Proxy Statement, the Board of Directors has adopted Corporate Governance Guidelines. These Corporate Governance Guidelines are posted on our website (www.uticorp.com) under the “Company Info – Investor Relations – Corporate Governance” captions. We will provide a copy of the Corporate Governance Guidelines upon request made by writing to us at our principal executive offices at the address indicated above and on the first page of this Proxy Statement.
Compensation of Non-Employee Directors
     In 2006, each of our non-employee Directors received a $20,000 annual retainer (with the exception of Mr. Gilmour who was elected to the Board in June 2006 and received a pro rata portion of the $20,000 retainer). Each non-employee Director also received an annual award under our 2003 Incentive Compensation Plan (formerly known as our 2003 Stock Incentive Plan) of 1,000 shares of the Company’s common stock (with the exception of Mr. Gilmour who received an award of 604 shares of common stock), and $2,500 per board meeting attended in person or by telephone. In addition, each non-employee Director received reimbursement for out-of-pocket expenses, including travel expenses on commercial flights or the equivalent cost of advance purchase first class commercial travel for non-employee Directors utilizing private aircraft.
     All non-chairperson Directors serving on committees of the Board received an additional payment of $1,000 for each committee meeting attended in person or by telephone, regardless of whether such committee meeting occurred on the day of a board meeting for which that Director had been compensated and regardless of how many committee meetings that Director attended on the same day. The chairpersons of the Compensation Committee and the Nominating and Corporate Governance Committee each received $2,000 for each committee meeting attended, and the chairperson of the Audit Committee received $3,000 for each committee meeting attended. The Audit Committee chairperson received an additional $10,000 annual retainer.
     Directors who are also officers do not receive any separate compensation for serving as directors.
     We indemnify our Directors and officers to the fullest extent permitted by law so that they will be free from undue concern about personal liability in connection with their service to the Company. This is permitted by our Certificate of Incorporation, and we have also entered into agreements with our Directors, contractually obligating us to provide this indemnification to them.

PROPOSAL 2
APPROVAL OF THE 2003 INCENTIVE COMPENSATION PLAN, AS AMENDED,
FOR PURPOSES OF SECTION 162(m) OF THE CODE
     We are asking you to approve our 2003 Incentive Compensation Plan, which we refer to as the Incentive Compensation Plan or the plan, for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, which we refer to as Section 162(m). Please note that the Incentive Compensation Plan was formerly known as the 2003 Stock Incentive Plan. We have amended the name of the Incentive Compensation Plan so that it is more representative of the types of awards that may be granted under the plan. Other amendments made to the Incentive Compensation Plan are discussed below. Your approval of the Incentive Compensation Plan will permit the Company to receive a tax deduction for certain awards granted under the plan as described below. We are not asking for any increase in the number of shares reserved for issuance under the Incentive Compensation Plan.
     Section 162(m) denies a deduction to any publicly held corporation for compensation paid to “covered employees” in a taxable year to the extent that compensation to any covered employee exceeds $1 million. It is possible that compensation attributable to stock awards, when combined with all other types of compensation received by our covered employees, could cause us to exceed this limitation in any particular year for one or more of our covered employees. For purposes of Section 162(m), the term “covered employee” means our chief executive officer and our four highest compensated officers as of the end of a taxable year, determined in accordance with federal securities laws.
     Compensation that qualifies as “performance-based compensation” under Section 162(m) is exempt from the $1 million cap. The Incentive Compensation Plan is being submitted to the stockholders for approval in order to permit certain awards granted under the Incentive Compensation Plan to covered employees to qualify as “performance-based compensation.” Prior to the date of the Annual Meeting, awards granted under the Incentive Compensation Plan were exempt from Section 162(m) based upon a transition exemption for companies that have recently become public. This transition exemption ends as of the date of the Annual Meeting.
     In accordance with U.S. Treasury regulations issued under Section 162(m), compensation attributable to a stock award granted under the Incentive Compensation Plan will qualify as performance-based compensation if the award is granted by a committee of our Board of Directors consisting solely of “outside directors” (as defined under Section 162(m)), the stock award vests, is granted or is exercisable only upon the achievement (as certified in writing by the committee) of objective performance goals established in writing by the committee while the outcome is substantially uncertain, the maximum amount of compensation payable upon achievement of the performance goals is fixed and the material terms of the Incentive Compensation Plan under which the award is granted are approved by stockholders. A stock option or stock appreciation right may be considered “performance-based” compensation if it meets the requirements described in the prior sentence or by meeting the following requirements: the Incentive Compensation Plan contains a per-employee limitation on the number of shares for which stock options and stock appreciation rights may be granted during a specified period, the stock option or stock appreciation right is granted by the committee consisting solely of “outside directors,” the material terms of the plan are approved by the stockholders, and the exercise price of the option or right is no less than the fair market value of the stock on the date of grant.
     A summary of the material terms of the Incentive Compensation Plan as proposed to be amended, including the material terms for purposes of Section 162(m), is included as Appendix A to this Proxy Statement. In addition, the full text of the Incentive Compensation Plan as proposed to be amended is included as Appendix B to this Proxy Statement. Please note that in connection with the submission of the Incentive Compensation Plan for approval for purposes of Section 162(m), we amended the business criteria used to determine the performance goals to provide additional criteria that reflect performance measures specific to our industry that we believe our Compensation Committee may want to use in evaluating the performance of our executive officers. In addition, we amended the Incentive Compensation Plan to permit the grant of stock units and cash bonuses that will qualify as “performance-based” compensation under Section 162(m). We also revised the measurement date for the annual limit for cash awards under the Incentive Compensation Plan to make such limit easier to administer. As a matter of good corporate governance, we also have amended the Incentive Compensation Plan to require that all options and stock appreciation rights have an exercise price per share equal to the fair market value of our common stock on the date of grant. We did not change the maximum annual limits for the size of awards that may be granted under the Incentive Compensation Plan. Also note that, as stated above, we have amended the name of the Incentive Compensation Plan, which was formerly known as the 2003 Stock Incentive Plan, so that it is more representative of the types of awards that may be granted under the plan. Finally, we have granted a cash performance bonus intended to qualify as “performance-based” compensation to our chief executive officer, Kimberly J. McWaters, under the 2003 Incentive Compensation Plan contingent upon approval of this proposal. The award is for a maximum payout of $431,250, and is based upon the achievement of performance goals based on the following three business criteria: capacity utilization, earnings before income and taxes and contract growth.
     If approval of the Incentive Compensation Plan is not received, we will not be able to grant awards that qualify as “performance-based compensation” under Section 162(m). As a consequence, certain stock awards to our Named Executive Officers that may have otherwise been able to qualify as “performance-based” compensation under Section 162(m) may not be deductible by the Company for tax purposes.
Required Vote and Board of Directors Recommendation
     Approval of this proposal requires the affirmative vote of a majority of the shares present at the Annual Meeting in person or by proxy and voting on this proposal. Because brokers are not permitted to vote on this proposal in the absence of voting instructions from beneficial owners, broker non-votes will have no effect on the outcome of this proposal. Abstentions will have the effect of negative votes.
The Board of Directors recommends that you vote “FOR” approval of the 2003 Incentive Compensation Plan, as amended.
Plan Benefits
     Benefits obtained by our employees under our Incentive Compensation Plan are made on a discretionary basis by our Compensation Committee, which administers the plan. Accordingly, it is not possible to determine the benefits that will be received by our executive officers and our other employees under the Incentive Compensation Plan in 2007. The table below shows, as to our Named Executive Officers and the other individuals and groups indicated, the number of shares of our common stock subject to option grants, together with the weighted average option exercise price payable per share, made under the Incentive Compensation Plan and the number of shares of restricted stock awarded under the Incentive Compensation Plan during fiscal 2006.

			Number of Shares
	Number of Shares		Underlying
	Underlying	Weighted Average Option	Restricted Stock
Name and Position	Options Granted	Exercise Price per Share	Awards
John C. White Chairman of the Board	24,500	$23.25	5,555 (1)

Kimberly J. McWaters Chief Executive Officer, President and Director	52,500	$23.25	11,903 (1)

Jennifer L. Haslip Senior Vice President, Chief Financial Officer and Treasurer	18,000	$23.25	4,000 (1)

			Number of Shares
	Number of Shares		Underlying
	Underlying	Weighted Average Option	Restricted Stock
Name and Position	Options Granted	Exercise Price per Share	Awards
David K. Miller Senior Vice President of Admissions	18,000	$23.25	4,000 (1)

Roger L. Speer Senior Vice President of Custom Training Group and Support Services	18,000	$23.25	4,000 (1)

A. Richard Caputo, Jr., Director	—	$—	1,000

Conrad A. Conrad, Director	—	$—	1,000

Allan D. Gilmour, Director	—	$—	604

Kevin P. Knight, Director	—	$—	1,000

Roger S. Penske, Director	—	$—	1,000

Linda J. Srere, Director	—	$—	1,000

In excess of 5% (not including current executive officers)	—	$—	—

All current executive officers as a group (5 persons)	131,000	$23.25	29,458

All current non-employee Directors as a group (6 persons)	—	$—	5,604

All employees, including all current officers who are not executive officers, as a group (236 persons)	401,093	$23.25	88,474

(1)	Shares of restricted stock vest in four equal annual installments, with the first vesting occurring on the first anniversary of the grant date.

PROPOSAL 3
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     The Audit Committee has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm with respect to our financial statements for the year ending September 30, 2007. In taking this action, the Audit Committee considered PricewaterhouseCoopers LLP’s independence with respect to the services to be performed and other factors, which the Audit Committee and the Board of Directors believe is advisable and in the best interest of the stockholders. As a matter of good corporate governance, the Audit Committee has decided to submit its selection to stockholders for ratification. In the event that this selection of independent registered public accounting firm is not ratified by a majority vote of the shares of common stock present or represented at the Annual Meeting, it will be considered as a direction to the Audit Committee to consider the selection of a different firm.
The Board of Directors recommends that you vote “FOR” approval of the ratification of
PricewaterhouseCoopers LLP.
Fees Paid to PricewaterhouseCoopers LLP
     As more fully described below, all services to be provided by PricewaterhouseCoopers LLP are pre-approved by the Audit Committee, including audit services, audit-related services, tax services and certain other services.
     The following table shows the fees that we accrued for the audit and other services provided by PricewaterhouseCoopers LLP for fiscal years 2006 and 2005.

	2006	2005
Audit Fees	$821,864	$1,098,600
Audit-Related Fees	—	—
Tax Fees	29,668	21,575
All Other Fees	—	—

Total	$851,532	$1,120,175

     Audit Fees. This category consisted principally of audit work performed on our consolidated financial statements, review of financial statements included in other periodic reports, services provided in connection with the annual audit of our internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002, and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings.
     Tax Fees. This category consisted principally of professional services rendered by PricewaterhouseCoopers LLP, primarily in connection with our tax compliance activities, including technical and tax advice related to the preparation of tax returns.
     It is expected that representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they desire, and will be available to respond to any appropriate questions from stockholders.

Audit Committee Pre-Approval Procedures for Services Provided by the Independent Registered Public Accounting Firm
     Pre-Approval of Audit Services. The Audit Committee shall meet with the independent registered public accounting firm prior to the audit to review the planning and staffing of the audit and approve the services to be provided by the independent registered public accounting firm in connection with the audit.
     Pre-Approval of Non-Audit Services. The Audit Committee shall review and approve in advance the retention of the independent registered public accounting firm for any non-audit service that is not prohibited by the Sarbanes-Oxley Act of 2002 (the “Act”), provided, however, that:
(a)	permitted non-audit services that account for less than $10,000 shall be deemed to be pre-approved, and

(b)	as permitted by Section 302 of the Act, such pre-approval is waived and shall not be required with respect to non-audit services:
(i)	that account, in the aggregate, for less than 5% of the total fees paid by the company to its independent registered public accounting firm during the fiscal year in which such non-audit services are provided;

(ii)	that the company did not recognize as “non-audit” services at the time of the engagement, and

(iii)	that are promptly brought to the attention of, and approved by, the Committee before the completion of the audit (and such approval may be given by the Audit Committee or any member of the Audit Committee).
The Audit Committee may delegate to any one of its members the authority to grant pre-approval of any permitted non-audit services that account for between $10,000 and $20,000 (and except as otherwise provided in a resolution of the Audit Committee adopted hereafter, the Audit Committee shall be deemed to have delegated such authority, such that any one member of the Audit Committee shall have the authority to grant pre-approval of any permitted non-audit services within such dollar limits). The pre-approval of any non-audit services pursuant to delegated authority or deemed approval shall be reported to the full Audit Committee at its next scheduled meeting. Approval of non-audit services to be performed by the independent registered public accounting firm pursuant to clause (b) above will be disclosed by the Company as required pursuant to Section 202 of the Act in the applicable reports filed with the Securities and Exchange Commission.
AUDIT COMMITTEE REPORT FOR THE YEAR ENDED SEPTEMBER 30, 2006
     The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. The Audit Committee is currently composed of three independent directors (Mr. Gilmour replaced Mr. Caputo on the Audit Committee in August 2006 following Mr. Gilmour’s election to the Board). The Audit Committee operates under a written charter adopted by the Board of Directors that is available on the Company’s website at http://www.uticorp.com under the “Company Info – Investor Relations – Corporate Governance” captions. The Audit Committee met eight times during 2006 (four of which meetings were held telephonically). Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control over financial reporting.
     In fulfilling its responsibilities, the Audit Committee meets with management and the independent registered public accounting firm to review and discuss the Company’s annual and quarterly financial statements, including the disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s annual report on Form 10-K, any material changes in accounting policies used in preparing the financial statements prior to the filing of a report on Form 10-K or Form 10-Q with the SEC, and the items required to be discussed by Statement of Auditing Standards No. 61, Communications with Audit Committees (“SAS 61”), with respect to annual financial statements, and Statement of Auditing Standards No. 100, Interim Financial Information, with respect to quarterly financial statements.
     The Audit Committee met and held discussions with management and the independent registered public accounting firm regarding the fair and complete presentation of the Company’s financial statements, management’s assessment of the Company’s internal control over financial reporting, and the significant accounting policies applied by management in the preparation of the Company’s financial statements, as well as any alternative accounting policies. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by SAS 61.
     In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discussed with the independent registered public accounting firm such firm’s independence from the Company and its management. The Audit Committee also has considered whether the independent registered public accounting firm’s provision of permitted non-audit services to the Company is compatible with its independence. The Audit Committee has concluded that the independent registered public accounting firm is independent from the Company and its management.
     The Audit Committee discussed with the independent registered public accounting firm the overall scope and plans for its audit. The Audit Committee met with the independent registered public accounting firm, with and without management present, to discuss the results of its audit, the evaluation of the Company’s internal controls, the overall quality of the Company’s financial reporting, and other matters required to be discussed by SAS 61.
     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended September 30, 2006, for filing with the Securities and Exchange Commission. The Audit Committee has also selected PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2007.

The Audit Committee: Conrad A. Conrad (Chair) Allan D. Gilmour Kevin P. Knight

EQUITY COMPENSATION PLAN INFORMATION
Securities Authorized for Issuance Under Equity Compensation Plans
     We maintain the Management 2002 Stock Option Program (the “2002 Plan”) and the 2003 Incentive Compensation Plan (the “Incentive Compensation Plan”) pursuant to which we may grant equity awards to eligible persons.
     Management 2002 Stock Option Program. The 2002 Plan was adopted by our Board of Directors and became effective in April 2002. A maximum of 783,000 shares of common stock may be issued under the 2002 Plan, which is administered by our Compensation Committee.
     The 2002 Plan provides for the grant of incentive and non-qualified stock options to our employees and employees of related companies, including officers and employee directors, and non-statutory options to other persons providing material services to us or related companies. A non-employee director is not eligible to receive an award.
     The term of the options granted under the 2002 Plan is set forth in each option agreement. However, the term of an option may not exceed the earlier of ten years and the date on which the optionee ceases to be an employee of, and to perform services for, the Company including related companies. Options granted under the 2002 Plan vest over a four-year period and become exercisable as set forth in each option agreement.
     As of September 30, 2006, we had issued 173,644 shares of common stock upon the exercise of options granted under the 2002 Plan. In addition, 516,508 shares of common stock are issuable pursuant to options granted under the 2002 Plan, at a weighted average exercise price of $4.49 per share. We do not intend to grant any additional options under the 2002 Plan.
     2003 Incentive Compensation Plan. The Incentive Compensation Plan was adopted by our Board of Directors and approved by holders of the majority voting power of our voting stock and became effective in December 2003. The Incentive Compensation Plan is administered by our Compensation Committee. For more information regarding the Incentive Compensation Plan, we urge you to read the summary of the material terms of the Incentive Compensation Plan, as proposed to be amended, included as Appendix A of this Proxy Statement.

     The following table summarizes our equity compensation plan information as of September 30, 2006. Information is included for both equity compensation plans approved by the stockholders and equity plans not approved by the stockholders.

Common shares
		Weighted-average	remaining available for
	Common shares to be	exercise price of	future issuance under
	issued upon exercise of	outstanding	equity compensation
	outstanding options,	options, warrants	plans (excluding shares
	warrants and rights	and rights	reflected in column (a))
Plan category	(a)	(b)	(c)
Equity compensation plans approved by UTI stockholders	2,694,155 (1)	$21.44	2,253,325

Equity compensation plans not approved by UTI stockholders	—	—	—

Totals	2,694,155	$21.44	2,253,325

(1)	Of these shares, options to purchase 2,177,647 shares were outstanding under the Incentive Compensation Plan.
     2003 Employee Stock Purchase Plan. We sponsor an employee stock purchase plan that permits eligible employees, as defined in the plan, to purchase up to 10% of an employee’s annual base and overtime pay at a price equal to 95% of the fair market value of a share of stock on the last day of the offering period. We amended the employee stock purchase plan in 2005 to address changes in the financial accounting treatment of employee stock purchase plans. Prior to the amendment to the plan, eligible employees were permitted to purchase up to 10% of the employee’s annual base and overtime pay at a price of no less than 85% of the price per share of our common stock either at the beginning or the end of the six-month offering period, whichever was less. Our Compensation Committee administers the employee stock purchase plan. The Board of Directors may amend or terminate the plan. The employee stock purchase plan complies with the requirements of Section 423 of the Internal Revenue Code of 1986, as amended.
OTHER MATTERS
     The Board of Directors knows of no matters, other than the proposals presented above, to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the proxy card enclosed with this Proxy Statement to vote the shares they represent as the Board may recommend.

EXECUTIVE COMPENSATION
     The following table summarizes the compensation we paid our Chief Executive Officer and each of our four other most highly compensated executive officers as of the end of fiscal 2006 whose salary and bonus exceeded $100,000 (the “Named Executive Officers”).
Summary Compensation Table

		Annual Compensation				Long-Term Compensation
							Securities
						Restricted	underlying
				Other Annual		Stock	Stock Options
Name and Principal Position	Year	Salary	Bonus	Compensation		Awards (1)	(#)
John C. White	2006	$354,493	$115,936	$34,139	(2)	$129,154	24,500
Chairman of the Board	2005	339,308	123,120	33,427	(2)	—	35,000
	2004	326,615	199,200	—		—	102,241

Kimberly J. McWaters	2006	$410,788	$167,012	$24,101	(2)	$276,745	52,500
Chief Executive Officer,	2005	381,692	180,000	38,573	(2)	—	65,000
President and Director	2004	326,615	249,000	404	(3)	—	157,240

Jennifer L. Haslip	2006	$222,385	$54,480	$30,672	(4)	$93,000	18,000
Senior Vice President, Chief	2005	212,240	58,050	24,039	(2)	—	25,000
Financial Officer and Treasurer	2004	202,500	121,663	—		—	100,670

David K. Miller	2006	$243,692	$59,040	$26,705	(2)	$93,000	18,000
Senior Vice President of	2005	237,265	64,800	40,572	(5)	—	25,000
Admissions	2004	227,460	57,460	1,588	(3)	—	75,527

Roger L. Speer	2006	$218,692	$53,040	$18,200	(2)	$93,000	18,000
Senior Vice President of Custom	2005	212,308	58,050	18,921	(2)	—	25,000
Training Group and Support Services	2004	200,692	82,000	1,295	(3)	—	78,670

(1)	On June 15, 2006, the Compensation Committee awarded shares of restricted stock to certain of our employees, including the Chief Executive Officer and the other Named Executive Officers, under our 2003 Incentive Compensation Plan. The restricted stock vests in four equal installments, with the first vesting occurring on the first anniversary of the grant date. Except in certain circumstances, upon termination of the executive officer’s status as an employee during the four-year vesting period, restricted stock that at that time is subject to restrictions shall be forfeited and reacquired by us. If we pay a dividend in the future, holders of restricted stock are entitled to such dividend and holders may exercise voting rights on their shares of restricted stock. The amount shown in this column represents the dollar value of the grant of restricted stock based on the per share closing price of our common stock on the grant date ($23.25).
The following table shows the number and market value of unvested restricted stock holdings as of September 30, 2006. The market value of the holdings in the table below is based on the per share closing price of our common stock on September 29, 2006 ($17.89), which was the last trading day of our 2006 fiscal year:

	Unvested Shares of Restricted	Market Value of Unvested Restricted
Name	Stock (# of shares)	Stock Holdings ($)
John C. White	5,555	$99,379
Kimberly J. McWaters	11,903	212,945
Jennifer L. Haslip	4,000	71,560
David K. Miller	4,000	71,560
Roger L. Speer	4,000	71,560

(2)	Includes healthcare and other personal fringe benefits.

(3)	Includes a one-time reimbursement for the payment of taxes in connection with the exercise of stock options.

(4)	Includes $25,577 in healthcare benefits.

(5)	Includes $33,046 in healthcare benefits.
Stock Options
     The following table lists the grants during fiscal 2006 of stock options to the Named Executive Officers.
Option Grants In Last Fiscal Year

					Potential Realizable Value at
	Number of	% of Total			Assumed Annual Rate of Stock
	Shares	Options Granted	Exercise or		Price Appreciation for Option
	Underlying	to Employees in	Base Price	Expiration	Term (1)
Name	Options Granted	Fiscal Year	($/Sh)	Date	5% ($)	10% ($)
John C. White	24,500	4.5%	$23.25	6/15/2016	$358,234	$907,836
Kimberly J. McWaters	52,500	9.7%	$23.25	6/15/2016	$767,645	$1,945,362
Jennifer L. Haslip	18,000	3.3%	$23.25	6/15/2016	$263,192	$666,981
David K. Miller	18,000	3.3%	$23.25	6/15/2016	$263,192	$666,981
Roger L. Speer	18,000	3.3%	$23.25	6/15/2016	$263,192	$666,981

(1)	Amounts reported in these columns represent amounts that may be realized upon exercise of the option immediately prior to the expiration of its term assuming the specified compound rates of appreciation (5% and 10%) in the market value of our common stock over the term of the option. These numbers are calculated based on rules promulgated by the SEC and do not reflect our estimate of future stock price growth. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the option or the sale of the underlying shares. The actual gains, if any, on the exercise of this stock option will depend on the future performance of the common stock, the optionholder’s continued employment through the option period, and the date on which the option is exercised.
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-end Option Values
     The following table sets forth certain information regarding the exercise and values of options held by the Named Executive Officers, as of September 30, 2006. The table contains values for “in the money” options, meaning a positive spread between the fiscal year-end share price of $17.89 and the exercise price. These values have not been, and may never be, realized. The options might never be exercised, and the value, if any, will depend on the share price on the exercise date.

Number of Securities
			Underlying Unexercised	Value of Unexercised In-the-Money
	Shares Acquired		Options at September 30, 2006	Options at September 30, 2006
Name	on Exercise	Value Realized	Exercisable/Unexercisable	Exercisable/Unexercisable
John C. White	—	—	59,921 / 101,821	$ — / $—
Kimberly J. McWaters	—	—	405,762 / 179,820	$5,560,963 / $—
Jennifer L. Haslip	30,000	$941,317	121,497 / 87,035	$875,212 / $—
David K. Miller	8,002	$191,492	52,374 / 82,621	$87,902 / $86,283
Roger L. Speer	—	—	169,972 / 76,035	$1,677,735 / $—

Employment-Related Arrangements
          Employment Agreement with John C. White. In April 2002, we entered into an employment agreement with John White. Under the terms of the employment agreement, Mr. White agreed to serve as Chief Strategic Planning Officer and Co-Chairman of the Board of Directors. Effective October 1, 2003, Mr. White became Vice Chairman of the Board. Subsequently, on October 1, 2005, Mr. White became Chairman of the Board. The terms of the employment agreement with Mr. White remain in full force and effect notwithstanding the fact that Mr. White now serves as Chairman of the Board. The employment agreement provided for an initial term ending September 30, 2006 and automatically renews for successive one-year terms thereafter, subject to at least 90 days advance notice by either party of a decision not to renew the employment agreement. Mr. White is entitled to receive an annual base salary of $312,500, subject to annual cost of living adjustments and other increases as the Compensation Committee may recommend to the Board.
          Employment Agreement with Kimberly J. McWaters. In April 2002, we entered into an employment agreement with Kimberly McWaters to serve as our President. This agreement provided for an initial term ending March 31, 2005 and automatically renews for successive one-year terms thereafter, subject to at least 90 days advance notice by either party of a decision not to renew the employment agreement. Under the employment agreement, Ms. McWaters is entitled to receive an annual base salary of $280,000, subject to annual cost of living adjustments and other increases as the Compensation Committee may recommend to the Board. Effective as of October 1, 2003, Ms. McWaters became Chief Executive Officer. The terms of the employment agreement with Ms. McWaters remain in full force and effect notwithstanding the fact that Ms. McWaters now serves as the Chief Executive Officer as well as its President.
          Employment Agreement with Jennifer L. Haslip. In November 2003, we entered into an employment agreement with Jennifer Haslip to serve as our Chief Financial Officer. This agreement provided for an initial term ending April 1, 2005 and automatically renews for successive one-year terms thereafter, subject to 90 days advance notice by either party of a decision not to renew the employment agreement. Under the employment agreement, Ms. Haslip is entitled to receive an annual base salary of $195,000, subject to annual cost of living adjustments and other increases as the Compensation Committee may recommend to the Board.
          Provisions Common to Each Employment Agreement. Certain provisions are common to each of the employment agreements described above. For example, each employment agreement:
•	provides that each executive may be paid an annual, performance-based bonus to be determined by the Board of Directors, in its sole discretion;

•	specifies that each executive is entitled to certain perquisites, including reimbursement of expenses, paid vacations, health and medical reimbursement plan, a car allowance and automobile insurance and such other perquisites and benefits, including health, short- and long-term disability, pension and life insurance benefits for executives and their families, established from time to time at the sole discretion of the Board of Directors;

•	provides for our payment of severance compensation and benefits to the executives under certain circumstances, such as when the executive’s employment is terminated by the Company other than for cause, as defined in the employment agreements, or by the executive if the Company materially breaches the employment agreement or due to the executive’s death or disability; and

•	restricts the employee’s disclosure and use of the Company’s confidential information, as defined in the employment agreement, and prohibits the employee from competing with the Company for a specified period following the termination of employment.

          The Board of Directors approves the operating budget for a given fiscal year and may, upon the recommendation of the Compensation Committee, award bonuses based upon achievement of established targets. In addition, the Board may, upon the recommendation of the Compensation Committee, award bonuses based upon additional factors, including but not limited to extraordinary performance or efforts by individuals, as the Board may in its discretion determine from time to time.
          Severance Agreements. We entered into severance agreements with several of our executive officers and key employees. Each severance agreement provides for the payment of severance compensation and other benefits to the employee depending upon the circumstances of the employee’s termination of employment, such as if the employee is terminated without cause or if the employee leaves for good reason, in each case within 12 months after the Company has undergone a change in control, as that term is defined in the severance agreement. Each severance agreement also provides that:
•	as a precondition to our payment of any severance compensation or benefits, the employee must execute a waiver and release that the Company provides to the employee;

•	the amounts paid to or benefits received by the employee are subject to a downward adjustment so that the total payments to the employee due to a change in control do not constitute an excess parachute payment, as that term is defined in Section 280G of the Internal Revenue Code of 1986, as amended, or cause the employee to be required to pay an excise tax under Section 4999 of the Code; and

•	the employee is not required to mitigate any amounts paid or benefits received under the severance agreement by seeking other employment or otherwise.
          As part of the consideration for the payment of the severance payments and benefits, the severance agreement provides that, for a period of 12 months after the termination of employment, the employee covenants not to compete directly or indirectly with the Company or directly or indirectly solicit, recruit or employ any persons or entities with whom the Company currently has business relationships, or have had such relationships within the 24 months prior to such solicitation, recruitment or employment.
          401(k) Plan. We maintain a plan qualified under Section 401(k) of the Internal Revenue Code. Under the 401(k) Plan, a participant may contribute a maximum of 50% of his or her pre-tax salary, commissions and bonuses through payroll deductions, up to the statutorily prescribed annual limit ($15,000 in calendar year 2006). The percentage elected by more highly compensated participants may be required to be lower. In addition, at the discretion of our Board of Directors, we may make discretionary matching and/or profit-sharing contributions into the 401(k) Plan for eligible employees.
COMPENSATION COMMITTEE INTERLOCKS
          Messrs. Conrad, Eisenson and Knight and Ms. Srere served as members of our Compensation Committee during fiscal 2006. None of these Directors was an executive officer or otherwise an employee of UTI before or during such service, and no executive officer of UTI served on any other company’s compensation committee.
COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION
          The Compensation Committee of the Board of Directors (the “Committee”) administers the Company’s executive compensation program. The Committee oversees the Company’s compensation and employee benefit plans and practices, including its executive compensation plans and its incentive compensation and equity-based plans.

          The Committee is comprised only of independent directors, as that term is defined in the rules of the NYSE. The members of the Committee also qualify as “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, and as “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986. The Committee operates under a written charter that outlines the purpose, member qualifications, authority and responsibilities of the Committee. A copy of the Committee’s charter is available on the Company’s website at http://www.uticorp.com under the “Company Info — Investor Relations — Corporate Governance” captions.
          In the performance of its responsibilities, the Committee may conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibilities, and may retain, at the Company’s expense, such independent counsel or other advisers as it deems necessary. The Committee has the authority to retain or terminate a compensation consultant to assist the Committee in carrying out its responsibilities, including authority to approve the consultant’s fees and other retention terms, such fees to be borne by the Company. During fiscal 2006, the Committee engaged an independent compensation consultant to assist its review and determination of the compensation of the Company’s senior executive officers, including its Chief Executive Officer, its Chairman of the Board and other executive officers named in the Summary Compensation Table set forth elsewhere in this Proxy Statement (the “Named Executive Officers”).
          Each Committee meeting generally includes executive sessions which are not attended by any of the Company’s employees or other Directors, unless the Committee requests such attendance. Following each of its regularly scheduled meetings, the Committee delivers a report on the meeting to the Company’s Board of Directors, including a description of all actions taken by the Committee at the meeting.
          This report sets forth the executive compensation policies of the Company with respect to the Named Executive Officers. This report shall not be deemed to be incorporated by reference into any previous filing by UTI under either the Securities Act of 1933 or the Securities Exchange Act of 1934 that incorporates future Securities Act or Exchange Act filings in whole or in part by reference.
Overview of Compensation Philosophy and Program
          The Committee regularly reviews and approves the Company’s executive compensation programs to ensure that they are designed to serve the Company’s broader strategic goals of profitable growth by rewarding the achievement of the Company’s financial and operational performance metrics that lead to the creation of long-term stockholder value and to ensure that they are consistent with good corporate governance practices and the Company’s culture. The Committee’s administration of the executive compensation programs is guided by the principle that executive officer compensation must be related to the performance of both the Company and the individual executive officer, and must emphasize the long-term success of the Company while increasing stockholder value. The Committee has determined that the principal components of the compensation policies pertaining to the Company’s executive officers (i.e., salaries, bonuses and long-term incentives) are appropriately tied to these performance measures.
          The Committee recognizes that the Company’s continued success is due in part to its skilled executives. In setting and administering the Company’s compensation policies and programs, the Committee attempts to target overall annual compensation in line with the compensation provided to executives of corporations similar to UTI in terms of assets, sales, revenues and earnings. The Company’s executive compensation programs are designed to attract, reward and retain skilled executives and to provide incentives which vary upon the attainment of short-term operating performance objectives which are designed to achieve long-term performance goals. For example, the revised bonus metrics for fiscal 2006 included earnings before interest and taxes, student retention and employee development.
          The Committee assesses the competitiveness of the Company’s compensation policies and programs against executive compensation analyses prepared by an independent consulting firm. The consulting firm’s analyses benchmarked the Company’s senior management with proxy comparators, which were selected with assistance from the consulting firm, and industry compensation data. In assessing competitiveness, the

Committee looks at total compensation opportunities, both short- and long-term, while at the same time focusing attention on the competitiveness of each component of compensation. The overall mix of pay components is monitored and compared to peer company practices to ensure appropriate pay leverage is maintained in the overall compensation package, and in equity-based incentives which emphasize long-term stockholder value creation.
The Compensation Program
          The compensation program for the Company’s executives presently consists of base salary, annual bonus, long-term incentives in the form of stock options and restricted stock, and employee benefits. It remains the intent of the Committee that incentives based on long-term performance should be a major component in the pay package for senior executives. The Committee believes that the use of UTI common stock as an incentive will enhance the Company’s executives’ commitment to UTI’s long-term performance. Discussed below is each element of the compensation program.
          Base Salary. The Committee annually reviews and approves the base salaries of the Named Executive Officers. Base salaries are influenced by a variety of objective and subjective factors such as the level of responsibility, experience and individual performance, level of pay both of the executive in question and other similarly situated executives, internal pay equity considerations and comparisons to pay levels at peer group companies. Salaries provide a necessary element of stability in the total pay program and, as such, are not subject to significant variability. Salary increases are based primarily on merit. In fiscal 2006, the Committee made no changes to the base salaries of UTI’s senior executive officers.
          Annual Bonus. In addition to base salary, the Named Executive Officers are eligible to receive annual bonus awards based on the performance of the Company. Generally speaking, the amounts of annual bonus awards to the Named Executive Officers are based on annual performance goals established by the Committee and approved by the Board of Directors. The revised bonus metrics for fiscal 2006 included earnings before interest and taxes, student retention and employee development. The annual bonus awards for 2006 were paid in cash.
          Long-Term Incentives. The Committee grants long-term incentive compensation awards based generally on each executive’s individual performance in a particular fiscal period and the executive’s potential to contribute to the long-term success of the Company. The Committee believes in the importance of equity ownership for all executive officers for purposes of incentive, retention and alignment of interests with stockholders.
          The Committee awards long-term incentive compensation pursuant to the Company’s 2003 Incentive Compensation Plan, which is an omnibus plan under which stock options, stock appreciation rights, restricted stock and performance share awards may be granted.
               Stock Options. The Committee periodically grants stock options to executive officers and other employees with the potential to contribute to the long-term success of the Company in order to align their interests with those of the Company’s stockholders. The number of shares subject to options held by an executive are taken into account when the Committee considers a new award to the executive. All stock options granted by the Company during fiscal 2006 were granted as non-qualified stock options with an exercise price equal to the closing price of the Company’s common stock on the date of grant and, accordingly, will have value only if the market price of the common stock increases after that date. Options generally vest over four years.
               Restricted Stock. The Committee undertook a study of the Company’s equity compensation program in fiscal 2006 with input from an independent consulting firm. The study took into account factors such as the competitive landscape and changes in accounting rules, with the objective to ensure that the Company’s compensation of its employees, including its executive officers, will remain competitive and more closely linked to the Company’s economic profits and further aligned with stockholders’ long term interests.

As a result of this study, beginning in fiscal 2006 the Committee began providing eligible employees, including executive officers, with a portion of their long-term equity-based incentive compensation through the award of restricted stock. The restricted stock vests in four equal installments, with the first vesting occurring on the first anniversary of the grant date.
          Employee Benefits. Named Executive Officers are entitled to a number of benefits including health, short and long-term disability, pension and life insurance benefits. In addition, the Named Executive Officers receive coverage under an executive medical reimbursement plan.
Payments Upon a Change in Control
          The Company has entered into severance agreements with several of its executive officers and key employees, which provide for the payment of severance compensation upon termination of their employment following, among other things, a change in control of the Company. The terms of the agreements providing for such payments are described elsewhere in this Proxy Statement under the heading “Employment-Related Arrangements.”
Performance Evaluations of CEO and Chairman of the Board
          The Committee met in executive session in November 2006 and reviewed the overall performance of our Chairman of the Board and Chief Executive Officer during 2006, particularly in light of the goals and objectives of the Company’s executive compensation plans. Consideration was given to each officer’s role in achieving the Company’s financial and operational targets and improving the return on the stockholders’ investment.
          Kimberly J. McWaters. Ms. McWaters serves as the Company’s Chief Executive Officer and President. In 2002, the Company entered into an employment agreement with Ms. McWaters, the terms of which are described elsewhere in this Proxy Statement under the heading “Employment-Related Arrangements.” Pursuant to her 2002 employment agreement and the factors described above for all executive officers, Ms. McWaters received a base salary of $410,788 in fiscal 2006. Ms. McWaters earned an annual bonus of $167,012 based on the achievement of performance parameters determined by the Committee and approved by the Board. These performance parameters included earnings before interest expense and income taxes (EBIT), student retention and key employee development and retention. The Committee also considered external challenges faced by UTI during the year as well as the Company’s performance versus the performance of peer companies in a number of categories. During 2006, Ms. McWaters also received options to purchase 52,500 shares of the Company’s common stock and 11,903 shares of restricted stock. In connection with these long-term incentive compensation awards, the Committee considered Ms. McWaters’ position within UTI and her contributions to the continuing success of the Company.
          John C. White. Mr. White serves as the Company’s Chairman of the Board. In 2002, the Company entered into an employment agreement with Mr. White, the terms of which are described elsewhere in this Proxy Statement under the heading “Employment-Related Arrangements.” Pursuant to his 2002 employment agreement and the factors described above for all executive officers, Mr. White received a base salary of $354,493 in fiscal 2006. Mr. White earned an annual bonus of $115,936 based on the achievement of performance parameters determined by the Committee and approved by the Board. These performance parameters included earnings before interest expense and income taxes (EBIT), student retention and key employee development and retention. The Committee also considered external challenges faced by UTI during the year as well as the Company’s performance versus the performance of peer companies in a number of categories. During 2006, Mr. White also received options to purchase 24,500 shares of the Company’s common stock and 5,555 shares of restricted stock. In connection with these long-term incentive compensation awards, the Committee considered Mr. White’s position within UTI and his contributions to the continuing success of the Company.

Review of All Components of Named Executive Officers’ Compensation
          The Committee has reviewed all components of the Named Executive Officers’ compensation, including salary, bonus, equity and long-term incentive compensation, accumulated realized and unrealized stock option and restricted stock gains, the dollar value to the executive and cost to the Company of all perquisites and other personal benefits. The Committee believes the compensation of the Named Executive Officers is reasonable in the aggregate.
          It should be noted that when the Committee considers any component of the Named Executive Officers’ total compensation, the aggregate amounts and mix of all the components, including accumulated (realized and unrealized) option gains are taken into consideration in the Committee’s decisions.
Our Committee Meetings
          The Committee reviews and analyzes the CEO’s compensation in the context of all the components of her total compensation. Members then have the opportunity to ask for additional information and to raise and discuss further questions before a vote is taken.
          In the process of reviewing each component separately, and in the aggregate, the Committee directs the Company’s human resources department to prepare a spreadsheet showing all elements of senior management compensation. The data includes base pay, bonus opportunities, stock options and total compensation, both individually and in the aggregate, as well as a comparison from time to time of each executive’s salary to the industry median based on salary reports.
Internal Revenue Code Section 162(m) Compliance
          Internal Revenue Code Section 162(m), enacted in 1993, limits the deductibility of non-performance based compensation in excess of $1.0 million for certain of UTI’s executive officers. The non-performance based compensation paid to UTI’s executive officers in 2006 did not exceed the $1.0 million limit per officer. Except with respect to Kimberly McWaters, it is not expected that the non-performance based compensation to be paid to UTI’s executive officers in 2007 will exceed the limit. The Committee intends that all incentive compensation paid to the Named Executive Officers will be deductible for federal income tax purposes to the greatest extent possible.
          Through the Annual Meeting, UTI’s 2003 Incentive Compensation Plan has qualified for an exemption from Section 162(m). As a result of that exemption, awards granted under that plan through the date of the Annual Meeting have not been subject to the $1.0 million limitation. As described in this Proxy Statement, UTI is seeking approval of its 2003 Incentive Compensation Plan at the Annual Meeting so that, going forward, it may grant awards under the 2003 Incentive Compensation Plan that qualify as performance-based compensation under Section 162(m).
Compensation Committee
Conrad A. Conrad
Kevin P. Knight (Chair)
Linda J. Srere

STOCK PERFORMANCE GRAPH
          This graph compares UTI’s total cumulative stockholder return on its common stock during the period from December 17, 2003 (the date on which our common stock first traded on The New York Stock Exchange) through September 30, 2006 with the cumulative return on the NYSE Stock Market Index (U.S. Companies) and a Peer Issuer Group Index. The peer issuer group consists of the companies identified below, which were selected on the basis of the similar nature of their business. The graph assumes that $100 was invested on December 17, 2003, and any dividends were reinvested on the date on which they were paid.

LEGEND

Symbol		CRSP Total Returns Index for:	12/2003	09/2004	09/2005	09/2006
––––––––––	■	UNIVERSAL TECHNICAL INSTITUTE, INC.	100.0	114.5	135.1	67.9
– – – – – – –	«	NYSE Stock Market (US Companies)	100.0	107.0	122.6	136.9
- - - - - - - - - -	▲	Self-Determined Peer Group	100.0	94.9	96.5	86.5

Companies in the Self-Determined Peer Group:
Apollo Group, Inc.	Career Education Corporation
Corinthian Colleges, Inc.	DeVry, Inc.
Education Management Corporation	ITT Educational Services, Inc.
Laureate Education, Inc.	Lincoln Educational Services Corporation
Strayer Education, Inc.
Notes:
A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
D. The index level for all series was set to $100.00 on 12/17/2003.
Prepared by CRSP (www.crsp.uchicago.edu), Center for Research in Security Prices, Graduate School of Business, The University of Chicago. Used with permission. All rights reserved.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT
          The following table sets forth information as of December 31, 2006 with respect to the beneficial ownership of shares of common stock by:
•	each person known to us to be the beneficial owner of 5% or more of the outstanding shares of our common stock;

•	each of our directors, director nominees and Named Executive Officers; and

•	all of our executive officers and directors as a group.
          Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and generally includes voting or investment power over securities. Under this rule, a person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days of December 31, 2006 upon the exercise of options. Each beneficial owner’s percentage ownership is determined by assuming that all options held by such person that are exercisable within 60 days of December 31, 2006 have been exercised. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the stockholder.

Name	Number	Percent
Directors and Executive Officers:
John C. White (1)	2,714,722	9.7%
Kimberly J. McWaters (2)	474,733	1.7%
Jennifer L. Haslip (3)	169,989	*
David K. Miller (4)	135,675	*
Roger L. Speer (5)	302,933	1.1%
Sherrell Smith (6)	68,019	*
Chad A. Freed (7)	15,500	*
Larry H. Wolff (8)	10,250	*
Robert D. Hartman (9)	1,735,125	6.2%
A. Richard Caputo, Jr. (10)	210,782	*
Roger S. Penske	12,000	*
Conrad A. Conrad	5,000	*
Kevin P. Knight	9,000	*
Linda J. Srere	2,000	*
Allan D. Gilmour	604	*
All directors and executive officers as a group (15 persons) (11)	5,866,332	21.0%
5% Holders:
Columbia Wanger Asset Management, L.P. (12)	3,454,000	12.4%
Royce & Associates, LLC (13)	3,422,200	12.3%
Massachusetts Financial Services Company (14)	1,910,560	6.8%
Wasatch Advisors, Inc. (15)	1,460,598	5.2%
Scout Capital Management, L.L.C. (16)	1,450,000	5.2%

Unless otherwise noted, the address of each person named in the table is 20410 North 19th Avenue, Suite 200, Phoenix, Arizona 85027.

*	Less than 1%.

(1)	Includes 2,507,648 shares of common stock held of record by Whites’ Family Company, LLC; 107,314 shares held of record by John C. White and Cynthia L. White 1989 Family Trust, of which John C. White is a trustee; 5,555 shares of restricted stock which are forfeitable until vested (shares of restricted stock vest in equal annual installments on the anniversary of the award date); and 94,205 shares of common stock subject to exercisable options. The White Descendants Trust u/a/d September 10, 1997 is the sole member and manager of Whites’ Family Company, LLC. John C. White is the trustee of the White Descendants Trust u/a/d September 10, 1997. Mr. White has sole voting and investment power over 99,760 shares and shared voting and investment power over 2,614,962 shares. Mr. White is UTI’s Chairman of the Board.

(2)	Includes 11,903 shares of restricted stock which are forfeitable until vested (shares of restricted stock vest in equal annual installments on the anniversary of the award date); 461,297 shares of common stock subject to exercisable options; 140 shares of restricted stock held by Ms. McWaters’ spouse; and 1,125 shares of common stock subject to exercisable options held by Ms. McWaters’ spouse. Ms. McWaters has sole voting and investment power over 473,468 shares and shared voting and investment power over 1,265 shares. Ms. McWaters is UTI’s President and Chief Executive Officer.

(3)	Includes 4,000 shares of restricted stock which are forfeitable until vested (shares of restricted stock vest in equal annual installments on the anniversary of the award date); 152,889 shares of common stock subject to exercisable options; and 100 shares held by Ms. Haslip’s spouse. Ms. Haslip has sole voting and investment power over 169,889 shares and shared voting and investment power over 100 shares. Ms. Haslip is UTI’s Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary.

(4)	Includes 4,000 shares of restricted stock which are forfeitable until vested (shares of restricted stock vest in equal annual installments on the anniversary of the award date) and 85,638 shares of common stock subject to exercisable options. Mr. Miller has sole voting and investment power over 135,675 shares. Mr. Miller is UTI’s Senior Vice President of Admissions.

(5)	Includes 4,000 shares of restricted stock which are forfeitable until vested (shares of restricted stock vest in equal annual installments on the anniversary of the award date) and 195,864 shares of common stock subject to exercisable options. Mr. Speer has sole voting and investment power over 302,933 shares. Mr. Speer is UTI’s Senior Vice President of Custom Training Group and Support Services.

(6)	Includes 3,670 shares of restricted stock which are forfeitable until vested (shares of restricted stock vest in equal annual installments on the anniversary of the award date); 21,100 shares of common stock subject to exercisable options; 900 shares of restricted stock held by Mr. Smith’s spouse; and 3,025 shares of common stock subject to exercisable options held by Mr. Smith’s spouse. Mr. Smith has sole voting and investment power over 63,627 shares and shared voting and investment power over 4,391 shares. Mr. Smith is UTI’s Senior Vice President of Operations and Education.

(7)	Includes 2,000 shares of restricted stock which are forfeitable until vested (shares of restricted stock vest in equal annual installments on the anniversary of the award date) and 13,500 shares of common stock subject to exercisable options. Mr. Freed is UTI’s Senior Vice President, General Counsel and Secretary.

(8)	Includes 4,000 shares of restricted stock which are forfeitable until vested (shares of restricted stock vest in equal annual installments on the anniversary of the award date) and 6,250 shares of common stock subject to exercisable options. Mr. Wolff is UTI’s Senior Vice President and Chief Information Officer.

(9)	Includes 996,048 shares of common stock held by The Robert and Janice Hartman Family Trust, of which Robert D. Hartman is a trustee; 78,725 shares of common stock held of record by The Robert D. Hartman and Janice W. Hartman 1998 Charitable Remainder UniTrust, of which Robert D. Hartman is a trustee; 566,147 shares of common stock held of record by Hartman Investments Limited Partnership, of which Robert D. Hartman is a general partner; and 94,205 shares of common stock subject to exercisable options. Mr. Hartman has sole voting and investment power over 1,168,978 shares and shared voting and investment power over 566,147 shares.

(10)	A. Richard Caputo, Jr. is a managing principal of The Jordan Company, LP. The business address for Mr. Caputo is 767 Fifth Avenue, 48th Floor, New York, New York 10153.

(11)	Includes 4,697,066 shares of common stock; 40,168 shares of restricted stock which are forfeitable until vested (shares of restricted stock vest in equal annual installments on the anniversary of the award date); and 1,129,098 shares of common stock subject to exercisable options.

(12)	Based solely on the information provided in Schedule 13G filed by Columbia Wanger Asset Management, L.P. (“Columbia”) with the Securities and Exchange Commission on September 8, 2006. Columbia is an investment adviser registered under the Investment Advisers Act of 1940. Columbia has sole voting and dispositive authority with respect to 3,454,000 shares. The Schedule 13G includes the shares held by Columbia Acorn Trust, a Massachusetts business trust that is advised by Columbia. The business address for Columbia is 227 West Monroe Street, Suite 3000, Chicago, Illinois 60606. According to a Form 13F filed by Columbia with the Securities and Exchange Commission on November 6, 2006, Columbia reported holding a total of 3,501,500 shares as of September 30, 2006.

(13)	Based solely on the information provided in Schedule 13G filed by Royce & Associates, LLC (“Royce”) with the Securities and Exchange Commission on October 10, 2006. Royce is an investment adviser registered under the Investment Advisers Act of 1940. Royce has sole voting and dispositive authority with respect to 3,422,200 shares. The business address for Royce is 1414 Avenue of the Americas, New York, New York 10019. According to a Form 13F filed by Royce with the Securities and Exchange Commission on November 2, 2006, Royce reported holding a total of 3,459,300 shares as of September 30, 2006.

(14)	Based solely on the information provided in Schedule 13G filed by Massachusetts Financial Services Company (“MFSC”) with the Securities and Exchange Commission on February 13, 2006. MFSC is an investment adviser registered under the Investment Advisers Act of 1940. MFSC has sole voting authority with respect to 1,889,740 shares and sole dispositive authority with respect to 1,910,560 shares. The business address for MFSC is 500 Boylston Street, Boston, Massachusetts 02116.

(15)	Based solely on the information provided in Schedule 13G filed by Wasatch Advisors, Inc. (“Wasatch”) with the Securities and Exchange Commission on February 14, 2006. Wasatch is an investment adviser registered under the Investment Advisers Act of 1940. Wasatch has sole voting and dispositive authority with respect to 1,460,598 shares. The business address for Wasatch is 150 Social Hall Avenue, Salt Lake City, Utah 84111. According to a Form 13F filed by Wasatch with the Securities and Exchange Commission on November 14, 2006, Wasatch reported holding a total of 2,421,897 shares as of September 30, 2006.

(16)	Based solely on the information provided in Schedule 13G jointly filed by Scout Capital Management, L.L.C., Scout Capital Partners, L.P., Scout Capital Partners II, L.P., Scout Capital, L.L.C., Adam Weiss and James Crichton with the Securities and Exchange Commission on March 2, 2006. Scout Capital, L.L.C. is the general partner of Scout Capital Partners, L.P. and Scout Capital Partners II, L.P. Adam Weiss and James Crichton are the principals and managing members of Scout Capital, L.L.C. Scout Capital Management, L.L.C. has shared voting and dispositive authority with respect to 1,277,506 shares. Scout Capital Partners, L.P. has shared voting and dispositive authority with respect to 5,507 shares. Scout Capital Partners II, L.P. has shared voting and dispositive authority with respect to 166,987 shares. Scout Capital, L.L.C. has shared voting and dispositive authority with respect to 172,494 shares. Adam Weiss and James Crichton each have shared voting and dispositive authority with respect to 1,450,000 shares. The business address for the reporting persons is 640 Fifth Avenue, 22nd Floor, New York, New York 10019.

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE
          Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers to file reports of holdings and transactions in our shares with the Securities and Exchange Commission. Due to administrative error, the following Forms 4 were reported late: Sherrell Smith was three days late in filing one Form 4 to report the grant of 1,170 shares of restricted common stock and an option to purchase 5,500 shares of common stock; Kimberly McWaters was late in reporting 140 shares and 1,125 options beneficially owned by her spouse.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Registration Rights Agreement
          We are a party to a registration rights agreement with the following stockholders: (i) JZ Equity Partners plc and the permitted transferees of The Jordan Company, LLC (collectively, the TJC Stockholders); (ii) Charlesbank Voting Trust, Charlesbank Equity Fund V, Limited Partnership, CB Offshore Equity Fund V, L.P., CB Equity Co-investment Fund V, Limited Partnership and Coyote Training Group, LLC (collectively, the Charlesbank Stockholders), (iii) Worldwide Training Group, LLC; (iv) Whites’ Family Company, LLC; and (v) Robert D. Hartman. Pursuant to the registration rights agreement, each of the TJC Stockholders, the Charlesbank Stockholders and Worldwide Training Group, LLC have one “demand” registration right. Pursuant to this demand right, at any time after June 13, 2004, any of the TJC Stockholders, the Charlesbank Stockholders and Worldwide Training Group, LLC could request that we file a registration statement under the Securities Act of 1933 to cover the restricted shares of our common stock that they own, subject to certain conditions. Pursuant to the registration rights agreement, this demand right terminates from and after the date on which for any reason those stockholders having the demand right cease to beneficially own at least 5% of our issued and outstanding shares of common stock. Each of the TJC Stockholders, the Charlesbank Stockholders and Worldwide Training Group, LLC have ceased to beneficially own at least 5% of our issued and outstanding shares of common stock. Consequently, the demand registration right under the registration rights agreement has terminated.
          The registration rights agreement also provides for “piggyback” registration rights with respect to the restricted shares of our common stock held by each of the stockholders party to this agreement, including Robert D. Hartman, one of our Directors and our former Chairman of the Board, and Whites’ Family Company, LLC, an entity controlled by John White, our Chairman of the Board. Accordingly, if we propose to register any of our common stock for sale to the public, we are required to give written notice of our intention to do so to each of the stockholders who is a party to this agreement and to use our best efforts to include in the registration statement the number of restricted shares of our common stock beneficially owned and requested to be registered by such stockholders, subject to reduction of such shares under certain circumstances by an underwriter. If a reduction of shares is necessary, stockholders who request to participate in the registration will do so pro rata based on the numbers of shares held by such stockholders on a fully-diluted basis, except that we will have first priority to register shares of our common stock if we initiate the registration for our own account.
Transactions with Management and Others
          Since 1991, we have leased some of our properties from entities controlled by John C. White, the Chairman of the Board of Directors, or entities in which Mr. White’s family members have an interest. A portion of the property comprising the Orlando location is occupied pursuant to a lease with the John C. and Cynthia L. White 1989 Family Trust, with the lease term expiring on August 19, 2022. The annual base lease payments for the first year under this lease totaled approximately $326,000, with annual adjustments based on the higher of (i) an amount equal to 4% of the total annual rent for the immediately preceding year or (ii) the percentage of increase in the Consumer Price Index. Another portion of the property comprising the

Orlando location is occupied pursuant to a lease with Delegates LLC, an entity controlled by the White Family Trust, with the lease term expiring on July 1, 2016. The beneficiaries of the White Family Trust, which is an irrevocable grantor trust, are Mr. White’s children and the trustee of the trust is not related to Mr. White. Annual base lease payments under this lease totaled approximately $680,000, with annual adjustments based on the higher of (i) an amount equal to 4% of the total annual rent for the immediately preceding year or (ii) the percentage of increase in the Consumer Price Index. Additionally, since April 1994, we have leased two of our Phoenix properties under one lease from City Park LLC, a successor in interest of 2844 West Deer Valley L.L.C. and in which the John C. and Cynthia L. White 1989 Family Trust holds a 25% interest. This lease expires on February 28, 2015, and the annual base lease payments under this lease, as amended, totaled approximately $463,000, with annual adjustments based on the higher of (i) an amount equal to 4% of the total annual rent for the immediately preceding year or (ii) the percentage of increase in the Consumer Price Index. The table below sets forth the total payments that the Company made in fiscal 2004, 2005 and 2006 under these leases:

		John C. and Cynthia L. White
	City Park LLC	1989 Family Trust	Delegates LLC
Fiscal 2004	$551,775	$447,205	$924,307
Fiscal 2005	$488,523	$436,036	$877,544
Fiscal 2006	$507,351	$534,137	$831,759
We believe that the rental rates under these leases approximate the fair market rental value of the properties at the time the lease agreements were negotiated.
          Chris McWaters, the husband of our Chief Executive Officer, Kim McWaters, works for UTI as our Director of Manufacturer Specific Advanced Training Admissions and has been employed by the Company for over 14 years. Chris McWaters’ salary and bonus in fiscal 2006 totaled approximately $120,500. He is entitled to receive equity incentive awards under our 2003 Incentive Compensation Plan.
          Lori Smith, the wife of our Senior Vice President of Operations and Education, Sherrell Smith, works for UTI as our Vice President of Financial Aid Operations and Student Services and has been employed by the Company for 13 years. Lori Smith’s salary and bonus in fiscal 2006 totaled approximately $136,600. She is entitled to receive equity incentive awards under our 2003 Incentive Compensation Plan.
SUBMISSION OF STOCKHOLDER PROPOSALS
          From time to time, stockholders seek to nominate directors or to present proposals for inclusion in the proxy statement and form of proxy, or otherwise for consideration at the annual meeting. To be included in the proxy statement or considered at an annual meeting, a stockholder must timely submit nominations of directors or other proposals to us in addition to complying with certain rules and regulations promulgated by the Securities and Exchange Commission. We intend to hold our year 2008 annual meeting during February 2008. We must receive proposals for our 2008 annual meeting no later than September 22, 2007, for possible inclusion in the proxy statement, or between October 28, 2007 and November 28, 2007, for possible consideration at the meeting. Stockholders should direct any proposals, as well as related questions, to our Corporate Secretary at the address set forth on the first page of this Proxy Statement.
ANNUAL REPORT
          Our 2006 annual report to stockholders has been mailed to stockholders concurrently with the mailing of this Proxy Statement, but is not incorporated into this Proxy Statement and is not to be considered to be a part of our proxy solicitation materials.
          Upon request, we will provide, without charge to each stockholder of record as of the record date specified on the first page of this Proxy Statement, a copy of our annual report on Form 10-K for the year ended September 30, 2006 as filed with the SEC. Any exhibits listed in the annual report on Form 10-K also will be furnished upon request at the actual expense that we incur in furnishing such exhibits. Any such requests should be directed to our Corporate Secretary at the address set forth on the first page of this Proxy Statement.
DELIVERY OF DOCUMENTS TO SECURITY HOLDERS
          Pursuant to the rules of the SEC, we and services that we employ to deliver communications to our stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of each of our annual report to stockholders and the Proxy Statement. Upon written or oral request, we will deliver a separate copy of the annual report to stockholders and/or proxy statement to any stockholder at a shared address to which a single copy of each document was delivered and who wishes to receive separate copies of such documents in the future. Stockholders receiving multiple copies of such documents may request that we deliver single copies of such documents in the future. Stockholders may notify us of their requests by calling or writing our Corporate Secretary at Universal Technical Institute, Inc., 20410 North 19th Avenue, Suite 200, Phoenix, Arizona 85027, telephone (623) 445-0727.
Phoenix, Arizona
Dated: January 22, 2007

APPENDIX A
GENERAL DESCRIPTION OF THE UNIVERSAL TECHNICAL INSTITUTE, INC.
2003 INCENTIVE COMPENSATION PLAN
History
          The 2003 Incentive Compensation Plan (which we refer to as the Incentive Compensation Plan) was adopted by our Board of Directors and approved by holders of the majority voting power of our stock and became effective in December 2003. The Incentive Compensation Plan was amended in December 2005 to prohibit the repricing of outstanding stock options. The Incentive Compensation Plan was amended in December 2006 to, among other things, (i) permit the grant of stock units and performance units; (ii) to revise the business criteria used for awards qualifying as “performance-based” compensation under Section 162(m) of the Code; and (iii) to permit the grant of cash bonuses under the Incentive Compensation Plan that would qualify as “performance-based” compensation under Section 162(m) of the Code. The following general description of the Incentive Compensation Plan includes all amendments made to date.
Shares Subject to the Incentive Compensation Plan
          The stock subject to issuance under the Incentive Compensation Plan consists of shares of our authorized but unissued common stock, treasury stock or stock purchased on the open market. The Incentive Compensation Plan, as amended to date, authorizes the issuance of up to 4,430,972 shares of our common stock. The number of shares issuable under the Incentive Compensation Plan, and under outstanding options and other awards, is subject to proportional adjustment to reflect stock splits, stock dividends and other similar events.
Types of Awards
          The Incentive Compensation Plan provides for the issuance of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, stock units, performance shares, performance units and performance-based awards. We may also grant cash bonuses that are intended to qualify as “performance-based” compensation under Section 162(m) of the Code. No awards of stock appreciation rights, stock units, performance units, performance shares and performance-based awards have been made to date under the Incentive Compensation Plan.
          The Incentive Compensation Plan also provided for “IPO Awards,” which consisted of the grant to each employee of an option to acquire 50 or 100 shares of common stock on the date of our initial public offering. The number of shares subject to an IPO Award was determined by the date an optionee became an employee. Persons who became employees before October 21, 2001 received an option to purchase 100 shares and those who became an employee on or after October 21, 2001 received an option to purchase 50 shares. The IPO Awards were made on December 17, 2003, the date of our initial public offering. An aggregate of 117,550 shares were subject to the options which constitute the IPO Awards, and the exercise price under the IPO Awards was $20.50 share, the price at which our shares were offered to the public in the initial public offering.
Eligibility
          Awards under the Incentive Compensation Plan may be granted to employees, Directors, consultants and advisors to the Company or any of our subsidiaries. However, only employees (including officers and Directors who are also employees) of the Company or any of our subsidiaries may receive incentive stock options under the Incentive Compensation Plan. As of December 31, 2006, 1,118 persons had received awards under the Incentive Compensation Plan in comparison to our total employee population of approximately 2,360 persons. A participant may hold more than one award granted under the Incentive Compensation Plan.

          Our non-employee Directors are eligible for grants of options or other awards under the Incentive Compensation Plan. Currently, each of our non-employee Directors receives an annual award under the Incentive Compensation Plan of 1,000 shares as part of their regular annual compensation for service as a Director.
Limitations
          No person may be granted awards for more than 1,000,000 shares of common stock in any fiscal year of the Company. In addition, for awards payable in cash that are intended to qualify as “performance-based” compensation under Section 162(m) of the Code, the maximum amount payable in any fiscal year of the Company equals the product of 1,000,000 and the fair market value of our common stock on the first day of the Company’s fiscal year.
Administration
          The Incentive Compensation Plan may be administered by our Board of Directors or a committee appointed by our Board of Directors. Currently, the Incentive Compensation Plan is administered by our Compensation Committee. All of the members of the Compensation Committee are “non-employee directors” and “independent directors” under applicable federal securities laws and the New York Stock Exchange listing requirements and “outside directors” as defined under applicable federal tax laws. The Compensation Committee has the authority to construe and interpret the Incentive Compensation Plan, determine the terms of and grant awards, amend awards and the Incentive Compensation Plan and make all other determinations necessary or advisable for the administration of the Incentive Compensation Plan. The members of the Compensation Committee receive no compensation for administering the Incentive Compensation Plan other than their compensation for being members of our Board of Directors and our Compensation Committee. The Company bears all expenses in connection with administration of the Incentive Compensation Plan and has agreed to indemnify members of the Compensation Committee in connection with their administration of the Incentive Compensation Plan.
No Repricings
          Pursuant to the terms of the Incentive Compensation Plan, outstanding options issued under the Incentive Compensation Plan may not be “repriced” without stockholder approval.
Stock Options
          Types. Stock options granted under the Incentive Compensation Plan may be either incentive stock options or nonqualified stock options.
          Exercise Period. The exercise period of stock options is determined by the Compensation Committee but, in no event, may incentive stock options be exercisable more than ten years from the date they are granted.
          Exercise Price. The Compensation Committee determines the exercise price of each option granted under the Incentive Compensation Plan. However, the option exercise price for each option share must be no less than 100% of the “fair market value” (as defined in the Incentive Compensation Plan) of a share of common stock at the time the stock option is granted. In the case of an incentive stock option granted to a stockholder that owns more than 10% of the total combined voting power of all classes of stock of the Company (a “Ten Percent Stockholder”), the exercise price for each such incentive stock option must be no less than 110% of the fair market value of a share of common stock at the time the incentive stock option is granted.
          Payment Methods. The exercise price of options granted under the Incentive Compensation Plan may be paid by such methods as approved by the Compensation Committee at the time of grant including, without limitation: (a) in cash; (b) by promissory note delivered to the Company; (c) by surrender of shares; (d) other property; (e) by a “same-day sale” commitment from the optionee and a National Association of Securities Dealers, Inc. (“NASD”) broker.
Stock Appreciation Rights
          The Compensation Committee may grant stock appreciation rights (a “SAR”) as stand-alone awards or in addition to, or in tandem with, other awards under the Incentive Compensation Plan under such terms, conditions and restrictions as the Compensation Committee may determine. A SAR is an award which provides the holder with the right to receive the appreciation in value of a set number of shares of company stock over a set period of time. A SAR is similar to an option in that the holder benefits from any increases in stock price above the exercise price set forth in the award agreement. However, unlike an option, the holder is not required to pay an exercise price to exercise a SAR, but simply receives the net amount of the increase in stock price in the form of cash or stock. Under the terms of the Incentive Compensation Plan, the exercise price for a SAR must be no less than 100% of the “fair market value” (as defined in the Incentive Compensation Plan) of a share of common stock at the time the SAR is granted.
Restricted Stock
          The Compensation Committee may grant restricted stock awards under the Incentive Compensation Plan pursuant to such terms, conditions and restrictions as the Compensation Committee may determine. Restricted stock is an award of shares of our common stock that are subject to restrictions established by the Compensation Committee. These restrictions may be based upon completion by the award holder of a specified number of years of service or by the attainment of one or more of the performance factors, including those described under the heading “Performance-Based Awards” below. While the shares are restricted, they may not be sold or transferred and they will be forfeited in connection with certain terminations of employment or failure to meet the requirements for the lapse of the restrictions. The holder of restricted stock generally has all the rights of a stockholder. The purchase price, if any, for each such award is determined by the Compensation Committee at the time of grant, subject to any minimum purchase price required by law, and may be paid for in any of the forms of consideration approved by the Compensation Committee.
Restricted Stock Units
          The Compensation Committee may grant restricted stock units under the Incentive Compensation Plan pursuant to such terms, conditions and restrictions as the Compensation Committee may determine. A restricted stock unit is similar to a restricted stock award except the stock is not delivered to the participant unless and until all restrictions have terminated. Therefore, the award holder does not have any of the rights of a stockholder until the award is settled and shares of our common stock are delivered to the award holder.
Performance Shares, Performance Units and Cash Bonuses
          The Compensation Committee may grant, in its sole discretion, performance shares and performance units which, under the terms of the Incentive Compensation Plan, represent the right to receive cash, shares of common stock, or other awards under the Plan, contingent on achieving such performance goals as are established by the Compensation Committee. Generally, performance shares are denominated in shares of our common stock, so that the value to be received upon achievement of the performance goals will be based on the number of shares of our common stock subject to the performance shares multiplied by the fair market value of our common stock on the settlement date. Generally, performance units are denominated in dollars, so that the value to be received upon achievement of the performance goals will equal an amount of cash. In addition, the Compensation Committee may grant cash bonuses on such terms and conditions as determined by the Compensation Committee subject to the terms of the Incentive Compensation Plan. The purpose of granting cash bonuses under the Incentive Compensation Plan is to qualify such cash bonuses as

“performance-based compensation” under Section 162(m) of the Code as further described under the heading “Performance-Based Awards” below.
Performance-Based Awards
          The right of a participant to exercise or receive a grant or settlement of an award, and the timing thereof, may be subject to such performance conditions, including subjective individual goals, as may be specified by the Compensation Committee. In addition, the Incentive Compensation Plan authorizes specific performance awards, to be granted to persons whom the Compensation Committee expects will, for the year in which a deduction arises, be “covered employees” (as defined below) so that such awards should qualify as “performance based” compensation not subject to the limitation on tax deductibility by us under Section 162(m). For purposes of Section 162(m), the term “covered employee” means our chief executive officer and our four highest compensated officers as of the end of a taxable year determined in accordance with federal securities laws. If and to the extent required under Section 162(m), any power or authority relating to a performance award intended to qualify under Section 162(m) is to be exercised by a committee which will qualify under Section 162(m), rather than our Board of Directors. We believe that the Compensation Committee qualifies for this role under Section 162(m).
          Subject to the requirements of the Incentive Compensation Plan, the Compensation Committee will determine performance award terms, including the required levels of performance with respect to specified business criteria, the corresponding amounts payable upon achievement of such levels of performance, termination and forfeiture provisions, and the form of settlement. One or more of the following business criteria based on our consolidated financial statements or those of our subsidiaries, divisions or business or geographical units will be used by the Compensation Committee in establishing performance goals for performance awards designed to comply with the performance-based compensation exception to Section 162(m): (1) earnings per share; (2) revenues or gross margins; (3) cash flow; (4) operating margin; (5) return on net assets, investment, capital, or equity; (6) economic value added; (7) direct contribution; (8) net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company (as a group these are referred to as “Profit Measures”); (9) working capital; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total stockholder return; (13) debt reduction; (14) capacity utilization; (15) contract and/or applicant growth; (16) average number of students; (17) number of students enrolled; (18) Profit Measures per training hour; (19) Profit Measures per student (20) Retention/persistence of students; (21) Graduation rates; (22) Course/program length; (23) Reduction on cycle time for funding; (24) Profit Measures per square foot of facility; (25) Number of students per instructor; (26) Revenue for on-line training; (27) Revenue for international training; (28) Revenue for new business; (29) Number of seats available and utilized; (30) Number of training hours provided; (31) Reduction in total salaries per student; (32) Reduction in semi-variable costs; (33) Placement rates; (34) Full time equivalents employed per student; (35) Full time equivalents per training hour provided; (36) Employee retention; (37) Student show rates. Any of the above goals may be determined on an absolute or relative basis or, if applicable, as compared to the performance of a published or special index relevant to the Compensation Committee, including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of companies that are comparable to the company. For covered employees, the performance goals and the determination of their achievement shall be made in accordance with Section 162(m). The Compensation Committee is authorized to adjust performance conditions and other terms of awards in response to unusual or nonrecurring events, or in response to changes in applicable laws, regulations, or accounting principles.

Mergers, Consolidations, Other Changes, Change of Control
          In the event of a merger or consolidation where the Company is the surviving corporation (except where our stockholders receive securities of another corporation), subject to any required action by the stockholders, each outstanding award will pertain and apply to the securities which our stockholders received in such amounts as the participant would have received had the participant owned a number of shares of our common stock equal to the number of shares of our common stock subject to the award. In addition, upon any other change in the capitalization of the Company or corporate changes other than those specifically referred to in the Incentive Compensation Plan, the Compensation Committee may, in its absolute discretion, make such adjustments in the number and class of shares subject to outstanding awards and the exercise price, if any, for such awards as it deems appropriate to prevent the dilution or enlargement of rights. If there is a change in control of the company (as defined in the Incentive Compensation Plan) and within one year after the change in control, a participant’s employment or service with the Company is terminated without cause (as defined in the Incentive Compensation Plan) or the participant terminates his or her employment or service for good reason (as defined in the Incentive Compensation Plan), then all outstanding options, stock appreciation rights and other awards held by the participant will be fully exercisable and all restrictions will lapse.
Transferability
          Incentive stock options granted under the Incentive Compensation Plan are not transferable other than by means of a distribution upon the optionee’s death. All other awards granted under the Incentive Compensation Plan are subject to similar restrictions on transfer unless otherwise determined by the Compensation Committee.
Amendment or Termination of the Incentive Compensation Plan
          With the approval of our Board of Directors, the Compensation Committee may amend, modify or terminate the Incentive Compensation Plan at any time. To the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule, the Company will obtain stockholder approval of any amendment to the Incentive Compensation Plan. No grants of incentive stock options may be made under the Incentive Compensation Plan after ten (10) years from the date it was adopted by the Board of Directors. Amendments to the Incentive Compensation Plan or any award require the consent of the affected participant if the amendment has a material adverse effect on the participant.
United States Federal Income Tax Information
          The information set forth below is a summary only and does not purport to be complete. In addition, the information is based upon current federal income tax rules and therefore is subject to change when those rules change. Moreover, because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award.
Incentive Stock Options
          A participant will recognize no income upon grant of an incentive stock option and incur no tax on its exercise, unless the participant is subject to the alternative minimum tax (“AMT”). If the participant holds shares acquired upon exercise of an incentive stock option (the “ISO Shares”) for more than one year after the date the option was exercised and for more than two years after the date the option was granted, the participant generally will realize capital gain or loss (rather than ordinary income) upon disposition of the ISO Shares. This gain or loss will be equal to the difference between the amount realized upon such disposition and the amount paid for the ISO Shares. The rate of taxation that applies to capital gain depends upon the amount of time the ISO Shares are held by the participant.

          If the participant disposes of ISO Shares prior to the expiration of either required holding period (a “disqualifying disposition”), the gain realized upon such disposition, up to the difference between the fair market value of the ISO Shares on the date of exercise (or, if less, the amount realized on a sale of such shares) and the option exercise price, will be treated as ordinary income. Any additional gain will be capital gain, taxed at a rate that depends upon the amount of time the ISO Shares were held by the participant.
          For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price of that option generally will be an adjustment included in the participant’s alternative minimum taxable income for the year in which the option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. If there is a disqualifying disposition in a later year, no income with respect to the disqualifying disposition is included in the participant’s alternative minimum taxable income for that year. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.
Nonqualified Stock Options
          A participant will not recognize any taxable income at the time a nonqualified stock option (“NQSO”) is granted or vests provided the exercise price is no less than the fair market value of the underlying shares on the grant date. However, upon exercise of a vested NQSO, the participant must include in income as compensation an amount equal to the difference between the fair market value of the shares on the date of exercise and the participant’s exercise price. The included amount must be treated as ordinary income by the participant and will be subject to employment taxes and withholding by the Company if the participant is an employee of the Company. Upon resale of the shares by the participant, any subsequent appreciation or depreciation in the value of the shares will be treated as capital gain or loss, taxable at a rate that depends upon the length of time the shares were held by the participant.
Stock Appreciation Rights
          Assuming that a stock appreciation right (“SAR”) is granted at an exercise price that is not less than the fair market value of the underlying shares on the grant date, a participant will not recognize any taxable income at the time a SAR is granted or when it vests. However, upon exercise of a vested SAR, the participant must include in income as compensation an amount equal to the difference between the fair market value of the shares on the date of exercise and the participant’s exercise price. The included amount must be treated as ordinary income by the participant and, if the participant is an employee, will be subject to employment taxes and withholding by the Company. Upon resale of the shares issued to the participant at the time of exercise, any subsequent appreciation or depreciation in the value of the shares will be treated as capital gain or loss, taxable at a rate that depends upon the length of time the shares were held by the participant.
Restricted Stock Awards
          Generally, the recipient of a stock award will recognize ordinary compensation income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the recipient is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the stock award, to recognize ordinary compensation income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient in exchange for the stock. If the recipient is an employee, any income recognized will be subject to employment taxes and withholding tax.
          The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested. Upon resale of the shares by the recipient, any subsequent appreciation or depreciation in the value of the shares will be treated as capital gain or loss, taxable at a rate that depends upon the length of time the shares were held by the recipient.
Stock Units
          Generally, the recipient of a stock unit structured to conform to the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary compensation income at the time the stock is delivered equal to the excess, if any, of the fair market value of the shares of our common stock received over any amount paid by the recipient in exchange for the shares of our common stock. To conform to the requirements of Section 409A of the Code, the shares of our common stock subject to a stock unit award may only be delivered upon one of the following events: a fixed calendar date, separation from service, death, disability or a change of control. If delivery occurs on another date, unless the stock units qualify for an exception to the requirements of Section 409A of the Code, in addition to the tax treatment described above, there will be an additional twenty percent excise tax and interest on any taxes owed. In general a stock unit will qualify for an exception from Section 409A of the Code, if the stock is delivered within two and one-half months after the later of the end of the company’s or the participant’s tax year in which the stock units vested. If the recipient is an employee, any income recognized will be subject to employment taxes and withholding tax.
          The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock units will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered. Upon resale of the shares by the recipient, any subsequent appreciation or depreciation in the value of the shares will be treated as capital gain or loss, taxable at a rate that depends upon the length of time the shares were held by the recipient.
Performance Shares, Performance Units and Cash Bonuses
          Generally, the recipient of a performance share award or a performance unit award structured to conform to the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary compensation income at the time the award is settled and payment is delivered. For an award paid in our common stock, the compensation income is equal to the excess, if any, of the fair market value of the shares of our common stock received over any amount paid by the recipient in exchange for the shares of our common stock. For an award paid in cash, the compensation income is equal to the amount of cash paid. If the recipient is an employee, any income recognized will be subject to employment taxes and withholding tax.
          For awards paid in our common stock, the recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered. Upon resale of the shares by the recipient, any subsequent appreciation or depreciation in the value of the shares will be treated as capital gain or loss, taxable at a rate that depends upon the length of time the shares were held by the recipient.
Internal Revenue Code Section 162(m)
          Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to stock awards, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year. For purposes of Section 162(m) of the Code, the term “covered employee” means our chief executive officer and our four highest compensated officers as of the end of a taxable year as determined under federal securities laws. Further discussion of the impact of Section 162(m) of the Code on the Incentive Compensation Plan is provided in Proposal 2 in the Proxy Statement.
Internal Revenue Code Section 409A
          At the present time, we intend to grant equity awards to participants which are either outside the scope of Section 409A of the Code or are exempted from the application of Section 409A of the Code. If the equity award is subject to Section 409A of the Code and the requirements of Section 409A of the Code are not met, participants may suffer adverse tax consequences with respect to the equity award. Such consequences may include taxation at the time of the vesting of the award, a 20% excise tax and interest on any deferred income.
Tax Treatment of the Company
          Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the company generally will be entitled to a deduction in connection with the exercise of a NQSO or a SAR by a participant, the receipt by the participant of vested stock from a restricted stock award or the receipt of stock upon settlement of a stock unit award, performance share award or performance unit award, or the receipt of cash from a performance share award, performance unit award or cash bonus, to the extent that the participant recognizes ordinary income. The company will be entitled to a deduction in connection with the disposition of ISO Shares only to the extent that the participant recognizes ordinary income on a disqualifying disposition of the ISO Shares, provided that the company properly reports such income to the IRS.
ERISA
          The Incentive Compensation Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Code.
Outstanding Awards Under the Incentive Compensation Plan
          As of December 31, 2006, 169,615 shares had been issued pursuant to exercises of stock options under the Incentive Compensation Plan by award recipients, 1,118 persons held NQSOs under the Incentive Compensation Plan to purchase an aggregate of 2,171,625 shares of common stock, with a weighted average exercise price of $25.44 per share, 245 persons held shares of restricted stock, and there were 1,967,480 shares of common stock available for future awards under the Incentive Compensation Plan. An aggregate of 4,430,972 shares of common stock have been reserved for issuance under the Incentive Compensation Plan. There were no other awards outstanding under the Incentive Stock Plan.

APPENDIX B
Universal Technical Institute, Inc.
2003 Incentive Compensation Plan
As Proposed to be Amended by the Stockholders on February 28, 2007
ARTICLE 1
PURPOSE
1.1 GENERAL. The purpose of the Universal Technical Institute, Inc. 2003 Incentive Compensation Plan (the “Plan”) is to promote the success and enhance the value of Universal Technical Institute, Inc. (the “Company”) by linking the personal interests of its Board members, employees, officers, and executives of, and consultants and advisors to, the Company to those of Company shareholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to shareholders of the Company. The Plan is also intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Board members, employees, officers, and executives of, and consultants and advisors to, the Company upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.
ARTICLE 2
EFFECTIVE DATE
2.1 EFFECTIVE DATE. The Plan is effective as of the date the Plan is approved by the Board (the “Effective Date”). The Plan must be approved by the Company’s shareholders within 12 months after the Effective Date. The Plan will be considered approved by the Company’s shareholders if it receives the affirmative vote of the holders of a majority of the shares of Company’s stock present or represented and entitled to vote at a meeting duly held in accordance with the Company’s Bylaws or by written consent of a majority of the Company’s shareholders in lieu of a meeting. Any Awards granted under the Plan prior to shareholder approval are effective when made (unless the Committee specifies otherwise at the time of grant), but no Award may be exercised or settled and no restrictions relating to any Award may lapse before the Plan is approved by the Company’s shareholders. If the Company’s shareholders do not approve the Plan within 12 months after the Effective Date, any Award previously made is automatically canceled without any further act.
ARTICLE 3
DEFINITIONS
3.1 DEFINITIONS. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not begin a sentence, the word or phrase will be given the meaning in this Section or in Sections 1.1 or 2.1 unless otherwise indicated. The following words and phrases will have the following meanings:
          (a) “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Performance Share Award, Performance-Based Award, or IPO Award granted to a Participant under the Plan.
          (b) “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award.
          (c) “Board” means the Board of Directors of the Company.
          (d) “Cause” means (except as otherwise provided in an Award Agreement) any of the following: (i) Participant’s conviction of, or plea of guilty or nolo contendere to, a felony or a crime involving embezzlement, conversion of property or moral turpitude; (ii) a finding by a majority of the Board of Directors of Participant’s fraud, embezzlement or conversion of the Company’s property; (iii) Participant’s conviction of, or plea of guilty or nolo contendere to, a crime involving the acquisition, use or expenditure of federal, state or local government funds or the unlawful use, possession or sale of illegal substances; (iv) an administrative or judicial determination that Participant committed fraud or any other violation of law involving federal, state or local government funds; (v) a finding by a majority of the Board of Directors of Participant’s knowing breach of any of Participant’s fiduciary duties to the Company or the Company’s stockholders or making of a misrepresentation or omission which breach, misrepresentation or omission would reasonably be expected to materially adversely affect the business, properties, assets, condition (financial or other) or prospects of the Company; (vi) Participant’s alcohol or substance abuse, which materially interferes with Participant’s ability to discharge the duties, responsibilities and obligations to or for the Company; provided, that Participant has been given notice and 30 days from such notice fails to cure such abuse; and (vii) Participant’s personal (as opposed to the Company’s) material and knowing failure, to observe or comply with applicable laws whether as an officer, stockholder or otherwise, in any material respect or in any manner which would reasonably be expected to have a material adverse effect in respect of the Company’s ongoing business, operations, conditions, other business relationship or properties.
     Any rights the Company or any of its Subsidiaries has to determine the existence of events giving rise to Cause are in addition to the rights the Company or any of its Subsidiaries may have under any other agreement with the Participant or at law or in equity. If, after a Participant’s termination of employment or services, the Company discovers that the Participant’s employment or services could have been terminated for Cause, the Participant’s employment or services will, in the Board’s sole discretion, be deemed to have been terminated for Cause retroactively to the date the events giving rise to Cause occurred.
          (e) “Change of Control” means: (i) any sale, lease, exchange, or other transfer (in one transaction or series of related transactions) of all or substantially all the Company’s assets to any person or group of related persons under Section 13(d) of the Exchange Act (“Group”); (ii) the Company’s shareholders approve and complete any plan or proposal for the liquidation or dissolution of the Company; (iii) any person or Group becomes the beneficial owner, directly or indirectly, of shares representing more than 50% of the aggregate voting power of the issued and outstanding stock entitled to vote in the election of directors of the Company (“Voting Stock”) and such person or Group has the power and authority to vote such shares; (iv) any person or Group acquires sufficient shares of Voting Stock to elect a majority of the members of the Board; or (v) the completion of a merger or consolidation of the Company with another entity in which holders of the Stock immediately before the completion of the transaction hold, directly or indirectly, immediately after the transaction, 50% or less of the common equity interest in the surviving corporation in the transaction. Notwithstanding the foregoing, in no event will a Change of Control be deemed to have occurred as a result of an initial public offering of the Stock.
          (f) “Code” means the Internal Revenue Code of 1986, as amended.
          (g) “Committee” means the committee of the Board described in Article 4.
          (h) “Covered Employee” means an employee who is a “covered employee” within the meaning of Section 162(m) of the Code.
          (i) “Disability” means (unless otherwise defined in an employment agreement between the Company or any of its Subsidiaries and the Participant or in the Participant’s Award Agreement) any illness or other physical or mental condition of a Participant that renders the Participant incapable of performing his customary and usual duties for the Company or Subsidiary, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder, which in the Committee’s sole judgment is permanent and continuous in nature. The Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant’s condition.
          (j) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          (k) “Fair Market Value” means, as of any given date, the fair market value of Stock on a particular date determined by such methods or procedures established by the Committee. Unless otherwise determined by the Committee the Fair Market Value of Stock as of any date is the closing price for the Stock as reported on the New York Stock Exchange (or on any national securities exchange on which the Stock is then listed) for that date or, if no closing price is reported for that date, the closing price on the next preceding date for which a closing price was reported. For purposes of IPO Awards and Awards effective as of the effective date of the Company’s initial public offering, fair market value of Stock shall be the price at which the Company’s Stock is offered to the public in its initial public offering.
          (l) “Good Reason” means when used with reference to a voluntary termination by Participant of Participant’s employment or service with the Company, shall mean (i) a material reduction in Participant’s authority, perquisites, position or responsibilities (other than such a reduction which affects all of the Company’s senior executives on a substantially equal or proportionate basis), or (ii) a requirement that Participant relocate greater than 50 miles from Participant’s primary work location.
          (m) “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision.
          (n) “IPO Award” means the Option granted to each eligible Participant pursuant to Article 12.
          (o) “Non-Employee Director” means a member of the Board who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3) of the Exchange Act, or any successor provision.
          (p) “Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.
          (q) “Option” means a right granted to a Participant under Article 7 or Article 12 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.
          (r) “Participant” means a person who, as a Board member, employee, officer, or executive of, or consultant or advisor providing services to, the Company or any Subsidiary, has been granted an Award under the Plan.
          (s) “Performance-Based Awards” means Awards subject to the terms and conditions of Article 11. All Performance-Based Awards are intended to qualify as “performance-based compensation” under Section 162(m) of the Code. To the extent that the Committee desires to have an Award granted under any provision of the Plan to qualify as “performance-based compensation” under Section 162(m) of the Code, such Award shall comply with the terms of Article 11.
          (t) “Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. One or more of the following business criteria for the Company, on a consolidated basis, and/or for Subsidiaries, divisions or for business or geographical units of the Company and/or a Subsidiary shall be used by the Committee in establishing Performance Goals for Performance-Based Awards: (1) earnings per share; (2) revenues or gross margins; (3) cash flow; (4) operating margin; (5) return on net assets, investment, capital, or equity; (6) economic value added; (7) direct contribution; (8) net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company (as a group, for purposes of this definition, these are referred to as “Profit Measures”); (9) working capital; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total stockholder return; (13) debt reduction; (14) capacity utilization; (15) contract and/or applicant growth; (16) average number of students; (17) number of students enrolled; (18) Profit Measures per training hour; (19) Profit Measures per student (20) Retention/persistence of students; (21) Graduation rates; (22) Course/program length; (23) Reduction on cycle time for funding; (24) Profit Measures per square foot of facility; (25) Number of students per instructor; (26) Revenue for on-line training; (27) Revenue for international training; (28) Revenue for new business; (29) Number of seats available and utilized; (30) Number of training hours provided; (31) Reduction in total salaries per student; (32) Reduction in semi-

variable costs; (33) Placement rates; (34) Full time equivalents employed per student; (35) Full time equivalents per training hour provided; (36) Employee retention; (37) Student show rates. Any of the above goals may be determined on an absolute or relative basis or, if applicable, as compared to the performance of a published or special index deemed relevant by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of companies that are comparable to the Company.
          (u) “Performance Goals” means, for a Performance Period, the written goals established by the Committee for the Performance Period based upon the Performance Criteria. Performance Goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder including the requirement that the Performance Goals being “substantially uncertain” at the time such Performance Goals are set. The Committee will, within the time prescribed by Section 162(m) of the Code, objectively define the Performance Goals it determines to use for a Performance Period for a Participant. The Committee shall adjust either the Performance Goals or the actual results to exclude the impact of an event or occurrence which the Committee determines should appropriately be excluded, including without limitation (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, (iii) a change in accounting standards required by generally accepted accounting principles or (iv) in response to, or in anticipation of, changes in applicable laws or regulations affecting the Company or the Performance Goal.
          (v) “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, selected by the Committee, over which the attainment of one or more Performance Goals will be measured for purposes of determining a Participant’s right to, and the payment of, a Performance-Based Award.
          (w) “Performance Share” means a right granted to a Participant under Article 9 and denominated in shares of Stock, to receive cash, Stock, or other Awards, the payment of which is contingent on achieving certain Performance Goals established by the Committee.
          (x) “Performance Unit” means a right granted to a Participant under Article 9 and denominated in cash, to receive cash, Stock, other Awards or other property, the payment of which is contingent on achieving certain Performance Goals established by the Committee.
          (x) “Plan” means the Universal Technical Institute, Inc. 2003 Incentive Compensation Plan, as amended.
          (y) “Restricted Stock Award” means Stock granted to a Participant under Article 10 that is subject to certain restrictions and to risk of forfeiture.
          (z) “Stock” means the common stock of the Company and such other securities of the Company that may be substituted for Stock pursuant to Article 14.
          (aa) “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Article 8 to receive cash, Stock, or other Awards, all as determined pursuant to Article 8.
          (bb) “Stock Unit” means a right granted to a Participant under Article 10 to receive cash, Stock, or other Awards, pursuant to the terms of Article 10.2.
          (cc) “Subsidiary” means any corporation or other entity of which the Company owns, directly or indirectly, a majority of the outstanding voting stock or voting power.

ARTICLE 4
ADMINISTRATION
4.1 COMMITTEE. The Plan will be administered by the Board or a Committee appointed by, and which serves at the discretion of, the Board. If the Board appoints a Committee, the Committee will consist of at least two individuals, each of whom qualifies as (i) a Non-Employee Director, and (ii) an “outside director” under Code Section 162(m) and the regulations issued thereunder. Reference to the Committee in this Plan will refer to the Board if the Board does not appoint a Committee.
4.2 ACTION BY THE COMMITTEE. A majority of the Committee will constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by a majority of the Committee in lieu of a meeting, will be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, any executive compensation consultant or other professional retained by the Company to assist in the Plan’s administration.
4.3 AUTHORITY OF COMMITTEE. Subject to any specific designation in the Plan, the Committee has the exclusive power, authority and discretion to:
          (a) Designate Participants to receive Awards;
          (b) Determine the type of Awards granted to each Participant;
          (c) Determine the number of Awards granted and the number of shares of Stock to which an Award will relate;
          (d) Except as otherwise provided in the Plan, determine the terms and conditions of any Award granted under the Plan including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines; provided, however, that the Committee will not have the authority to accelerate the vesting or waive the forfeiture of any Performance-Based Awards;
          (e) Amend, modify, or terminate any outstanding Award, with the Participant’s consent unless the Committee has the authority to amend, modify, or terminate an Award without the Participant’s consent under any other provision of the Plan;
          (f) Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;
          (g) Prescribe the form of each Award Agreement, which need not be identical for each Participant;
          (h) Decide all other matters that must be determined in connection with an Award;
          (i) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;
          (j) Interpret the terms of, and any matter arising under, the Plan or any Award Agreement; and
          (k) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan.
4.4 DECISIONS BINDING. The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

ARTICLE 5
SHARES SUBJECT TO THE PLAN
5.1 NUMBER OF SHARES. Subject to adjustment provided in Section 14.1, the aggregate number of shares of Stock reserved and available for grant under the Plan will be 4,430,972.
5.2 LAPSED AWARDS. To the extent that an Award terminates, expires, or lapses for any reason, any shares of Stock subject to the Award will again be available to the Committee to grant Awards under the Plan.
5.3 STOCK DISTRIBUTED. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.
5.4 LIMITATION ON NUMBER OF SHARES AND CASH SUBJECT TO AWARDS. Notwithstanding any provision in the Plan to the contrary, and subject to the adjustment in Section 14.1, the maximum number of shares of Stock with respect to one or more Awards that may be granted to any one Participant during any fiscal year of the Company is 1,000,000. For Performance-Based Awards that are payable in cash, the maximum amount payable to any one Participant for any fiscal year of the Company equals the product of 1,000,000 and the Fair Market Value of the Stock as of the first day of the Company’s fiscal year.
ARTICLE 6
ELIGIBILITY AND PARTICIPATION
6.1 ELIGIBILITY.
          (a) GENERAL. Persons eligible to participate in this Plan include all Board members, employees, officers, and executives of, and consultants and advisors to, the Company or a Subsidiary, as determined by the Committee.
          (b) FOREIGN PARTICIPANTS. To assure the viability of Awards granted to Participants employed in foreign countries, the Committee is authorized to provide for any special terms it considers necessary or appropriate to accommodate differences in local law, tax policy, or custom. Moreover, the Committee may approve any supplements to, or amendments, restatements, or alternative versions of the Plan as it considers necessary or appropriate for such purposes without affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements, or alternative versions may increase the share limitations contained in Section 5.1 of the Plan.
6.2 ACTUAL PARTICIPATION. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all eligible individuals, those to whom Awards will be granted and will determine the nature and amount of each Award. No individual will have any right to be granted an Award under this Plan.
ARTICLE 7
STOCK OPTIONS
7.1 GENERAL. The Committee is authorized to grant Options to Participants on the following terms and conditions:
          (a) EXERCISE PRICE. The exercise price per share of Stock under an Option will be determined by the Committee and set forth in the Award Agreement; provided, however, that the Option’s exercise price per share of Stock may not be less than the Fair Market Value per share of Stock on the date of grant.
          (b) TIME AND CONDITIONS OF EXERCISE. The Committee will determine the time or times at which an Option may be exercised in whole or in part. The Committee will also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised. Unless otherwise provided in an Award Agreement, an Option will lapse immediately if a Participant’s employment or services are terminated for Cause.
          (c) PAYMENT. The Committee will determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, promissory note, shares of Stock (through actual tender or by attestation), or other property (including broker-assisted “cashless exercise” arrangements), and the methods by which shares of Stock will be delivered or deemed to be delivered to Participants
          (d) EVIDENCE OF GRANT. All Options will be evidenced by a written Award Agreement, which Agreement will include such provisions as determined by the Committee.
7.2 INCENTIVE STOCK OPTIONS. Incentive Stock Options will be granted only to employees and the terms of any Incentive Stock Options granted under the Plan must comply with the following additional rules:
          (a) EXERCISE PRICE. The per share exercise price for any Incentive Stock Option may not be less than the Fair Market Value as of the date of the grant.
          (b) EXERCISE. No Incentive Stock Option may be exercisable for more than ten years after the date of its grant.
          (c) LAPSE OF OPTION. An Incentive Stock Option will lapse under the following circumstances.
               (1) The Incentive Stock Option will lapse ten years from the date it is granted, unless it lapses earlier under the Award Agreement.
               (2) Unless otherwise provided in the Award Agreement, an Incentive Stock Option will lapse upon a Participant’s termination of employment for Cause or for any other reason (other than the death or Disability).
               (3) If the Participant terminates employment because of Disability or death before the Option lapses pursuant to paragraph (1) or (2) above, the Incentive Stock Option will lapse, unless it is sooner exercised, on the earlier of (i) the date on which the Option would have lapsed had the Participant not become Disabled or lived and had remain employed; or (ii) 12 months after the date of the Participant’s termination of employment because of Disability or death. Upon the Participant’s Disability or death, any Incentive Stock Option exercisable at the Participant’s Disability or death may be exercised by the Participant’s legal representative, by the person or persons entitled to do so under the Participant’s last will and testament, or, if the Participant fails to make testamentary disposition of such Incentive Stock Option or dies intestate, by the person or persons entitled to receive the Incentive Stock Option under the applicable laws of descent and distribution.
          (d) INDIVIDUAL DOLLAR LIMITATION. The aggregate Fair Market Value (determined as of the grant date) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess will be considered Non-Qualified Stock Options.
          (e) TEN PERCENT OWNERS. An Incentive Stock Option will be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock only if such Option is granted at a price that is not less than 110% of Fair Market Value on the grant date and the Option is exercisable for no more than five years from the grant date.
          (f) EXPIRATION OF INCENTIVE STOCK OPTIONS. No Award of an Incentive Stock Option may be made pursuant to this Plan after the tenth anniversary of the Effective Date.

          (g) RIGHT TO EXERCISE. An Incentive Stock Option may be exercised only by the Participant during his or her lifetime.
ARTICLE 8
STOCK APPRECIATION RIGHTS
8.1 GRANT OF SARs. The Committee is authorized to grant SARs to Participants on the following terms and conditions:
          (a) RIGHT TO PAYMENT. Upon the exercise of a SAR, the Participant to whom it is granted has the right to receive the excess, if any, of:
               (1) The Fair Market Value of a share of Stock on the date of exercise; over
               (2) The grant price of the SAR as determined by the Committee, which will not be less than the Fair Market Value of a share of Stock on the date of grant.
          (b) OTHER TERMS. All SARs grants will be evidenced by an Award Agreement. The terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any SAR will be determined by the Committee at the time of the grant of the Award and as set forth in the Award Agreement.
ARTICLE 9
PERFORMANCE AWARDS
9.1 GRANT OF PERFORMANCE SHARES AND UNITS. The Committee is authorized to grant Performance Shares and Performance Units to Participants on such terms and conditions as determined by the Committee. The Committee has the discretion to determine the number of Performance Shares and /or Performance Units granted to each Participant and such other terms and conditions of such grant, all as set forth in the Award Agreement. A Performance Share Award shall list in the Award Agreement the maximum number of shares of Stock subject to the Award. A Performance Unit Award shall list in the Award Agreement the maximum amount of cash subject to the Award and each Performance Unit shall equal a maximum payment of one U.S. Dollar.
9.2 RIGHT TO PAYMENT. A grant of Performance Shares gives the Participant rights, valued as determined by the Committee, and payable to, or exercisable by, the Participant to whom the Performance Shares are granted, in whole or in part, as the Committee will establishes at grant or thereafter. Subject to the terms of the Plan, the Committee will set performance goals and other terms or conditions to payment of the Performance Shares and Performance Units, in its discretion, which, depending on the extent to which they are met, will determine the number and value of Performance Shares and the Performance Units that will be paid to the Participant.
9.3 OTHER TERMS. Performance Shares and Performance Units may be payable in cash, Stock, or other property, and have such other terms and conditions as determined by the Committee and as set forth in the Award Agreement.
9.4 CASH BONUSES. The Committee is authorized to grant cash bonuses to Participants on such terms and conditions as determined by the Committee subject to the terms of the Plan. The purpose of granting cash bonuses under the Plan is to qualify such cash bonuses as “performance-based compensation” under Section 162(m) of the Code pursuant to Article 11 below.

ARTICLE 10
STOCK AWARDS
10.1 RESTRICTED STOCK AWARDS
          (a) GRANT OF RESTRICTED STOCK. The Committee is authorized to make Awards of Restricted Stock to Participants in such amounts and subject to such terms and conditions as determined by the Committee, all as set forth in the Award Agreement.
          (b) ISSUANCE AND RESTRICTIONS. Restricted Stock will be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.
          (c) FORFEITURE. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions will be forfeited, provided, however, that the Committee may provide in any Restricted Stock Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.
          (d) CERTIFICATES FOR RESTRICTED STOCK. Restricted Stock granted under the Plan may be evidenced as determined by the Committee. If certificates representing shares of Restricted Stock are registered in the name of the Participant, the certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.
10.2 STOCK UNIT AWARDS
          (a) GRANT OF STOCK UNITS. The Committee is authorized to make Awards of Stock Units to Participants in such amounts and subject to such terms and conditions as determined by the Committee, all as set forth in the Award Agreement.
          (b) ISSUANCE AND RESTRICTIONS. Stock Units will be subject to such restrictions on transferability and other restrictions as the Committee may impose. These restrictions may lapse separately or in combination, at such times, under such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.
          (c) FORFEITURE. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment or service during the applicable restriction period, a Stock Unit that is at that time is unvested or otherwise subject to restrictions will be forfeited, provided, however, that the Committee may provide in any Award Agreement that restrictions or forfeiture conditions relating to Stock Units will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in any case waive, in whole or in part, restrictions or forfeiture conditions relating to Stock Units.
          (d) DELIVERY AND PAYMENT. The Committee may determine, in its discretion, the timing of the delivery of any payment for Stock Units and the form such payment shall take. Delivery may be promptly after vesting or the restrictions with respect to the Stock Units have lapsed or at such later time, as determined by the Committee. Payment may be made in cash, Stock, other Awards, other property or any combination of the foregoing, as determined by the Committee, either at the time of grant and memorialized in the Award Agreement or at any time prior to delivery.

ARTICLE 11
PERFORMANCE-BASED AWARDS
11.1 PURPOSE. The purpose of this Article 11 is to provide the Committee the ability to qualify Awards granted under the Plan as “performance-based compensation” under Section 162(m) of the Code. If the Committee, in its discretion, decides to grant a Performance-Based Award, the provisions of this Article 11 will control notwithstanding any contrary provision in the Plan.
11.2 APPLICABILITY. This Article 11 will apply only to those employees selected by the Committee to receive Performance-Based Awards who, the Committee believes, are, or are likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, Covered Employees. The Committee may, in its discretion, grant Awards to employees who are or may become Covered Employees that do not satisfy the requirements of this Article 11. The designation of a Covered Employee or any other employee as a Participant for a Performance Period does not entitle the Participant to receive an Award for the period. Moreover, the designation of a Covered Employee or other employee as a Participant for a particular Performance Period will not require designation of such Covered Employee or other employee as a Participant in any subsequent Performance Period and designation of one Covered Employee or other employee as a Participant will not require designation of any other Covered Employees or other employees as Participants in such period or in any other Performance Period.
11.3 GRANT OF PERFORMANCE-BASED AWARDS. Subject to the requirements of Section 162(m) of the Code, the Committee is authorized to grant to Participants Awards that also qualify as Performance-Based Awards in such amounts and subject to such terms and conditions as determined by the Committee, all as set forth in the applicable Award Agreements. The Award Agreement for each Performance-Based Award shall state the Performance Goals to be achieved, the length of the Performance Period and all other material terms necessary to comply with Section 162(m) of the Code.
11.4 PAYMENT OF PERFORMANCE AWARDS. A Participant will be eligible to receive payment under a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved. In determining the actual payment of an individual Performance-Based Award, the Committee may reduce or eliminate the amount of the Performance-Based Award earned for the Performance Period, if in its sole and absolute discretion, such reduction or elimination is appropriate.
ARTICLE 12
IPO AWARDS
12.1 IPO AWARDS. IPO Awards will be awarded to Participants selected by the Committee and will be subject to the following terms and conditions:
          (a) EFFECTIVE DATE OF AWARDS. The effective date of the IPO Awards will be the date of the Company’s initial public offering of Stock.
          (b) EXERCISE PRICE FOR AWARDS. Notwithstanding anything in the Plan to the contrary, the exercise price per share of Stock under the IPO Awards will be the price at which the Company’s Stock is offered to the public in its initial public offering of Stock (“IPO Price”).
          (c) AMOUNT OF THE IPO AWARDS. Each Participant selected to receive an IPO Award and who became an employee by the Company on or after October 21, 2001, will be entitled to receive an Option to purchase 50 shares of Stock. Each Participant selected to receive an IPO Award and who became an employee by the Company before October 21, 2001, will be entitled to receive an Option to purchase 100 shares of Stock. Such Option will be designated as a Non-Qualified Stock Option.
          (d) TIME AND CONDITIONS OF EXERCISE. The IPO Awards will become fully exercisable on the first anniversary of the date of grant. Unless otherwise provided in the Award Agreement, the IPO Award will lapse upon a Participant’s termination of employment or service with the Company or a Subsidiary for any reason, and will include such other provisions as may be specified by the Committee.

          (e) PAYMENT. The Committee will determine the methods by which the exercise price of the IPO Awards may be paid, the form of payment, including, without limitation, cash, promissory note, shares of Stock (through actual tender or by attestation), or other property (including broker-assisted “cashless exercise” arrangements), and the methods by which shares of Stock will be delivered or deemed to be delivered to Participants.
          (f) EVIDENCE OF GRANT. All IPO Awards will be evidenced by an Award Agreement.
ARTICLE 13
PROVISIONS APPLICABLE TO AWARDS
13.1 STAND-ALONE AND TANDEM AWARDS. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted under the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.
13.2 EXCHANGE PROVISIONS. The Committee may at any time offer to exchange or buy out any previously granted Award for a payment in cash, Stock, or another Award, based on the terms and conditions the Committee determines and communicates to the Participant at the time the offer is made.
13.3 TERM OF AWARD. The term of each Award will be for the period as determined by the Committee, provided that in no event will the term of any Incentive Stock Option or a Stock Appreciation Right granted in tandem with the Incentive Stock Option exceed a period of ten years from the date of its grant.
13.4 FORM OF PAYMENT FOR AWARDS. Subject to the terms of the Plan and any applicable law or Award Agreement, payments or transfers to be made by the Company or a Subsidiary on the grant or exercise of an Award may be made in such forms as the Committee determines at or after the time of grant, including without limitation, cash, promissory note, Stock, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.
13.5 LIMITS ON TRANSFER. No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or will be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. Except as otherwise provided by the Committee, no Award will be assignable or transferable by a Participant other than by will or the laws of descent and distribution.
13.6 BENEFICIARIES. Notwithstanding Section 13.5, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death.
A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married, a designation of a person other than the Participant’s spouse as his beneficiary with respect to more than 50% of the Participant’s interest in the Award will not be effective without the written consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment will be made to the person entitled thereto under the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.
13.7 STOCK CERTIFICATES. Notwithstanding anything herein to the contrary, the Company will not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Awards, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded. All Stock certificates delivered under the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with Federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.
13.8 ACCELERATION UPON A CHANGE OF CONTROL. If a Change of Control occurs and, within one year after the Change of Control, a Participant’s employment or service with the Company is terminated without Cause or, a Participant terminates employment or services with the Company for Good Reason, all outstanding Options, Stock Appreciation Rights, and other Awards will become fully exercisable and all restrictions on outstanding Awards will lapse. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(d), the excess Options will be deemed to be Non-Qualified Stock Options. Upon, or in anticipation of, such an event, the Committee may cause every Award outstanding hereunder to terminate at a specific time in the future and will give each Participant the right to exercise Awards during a period of time as the Committee, in its sole and absolute discretion, will determine.
ARTICLE 14
CHANGES IN CAPITAL STRUCTURE
14.1 GENERAL.
          (a) SHARES AVAILABLE FOR GRANT AND LIMITS. If there is any change in the number of shares of Stock outstanding by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change, the maximum aggregate number of shares of Stock with respect to which the Committee may grant Awards pursuant to Section 5.1 and the maximum number of shares of Stock which may be granted to any one person in a single calendar year pursuant to Section 5.4 will be appropriately adjusted by the Committee. If there is any change in the number of shares of Stock outstanding by reason of any other event or transaction, the Committee may, but need not, make such adjustments in the number and class of shares of Stock with respect to which Awards may be granted pursuant to Section 5.1 and the maximum number of shares of Stock which may be granted to any one person in a single calendar year pursuant to Section 5.4, as the Committee may deem appropriate.
          (b) OUTSTANDING AWARDS — INCREASE OR DECREASE IN ISSUED SHARES WITHOUT CONSIDERATION. Subject to any required action by the shareholders of the Company, if there is any increase or decrease in the number of issued shares of Stock resulting from a subdivision or consolidation of shares of Stock or the payment of a stock dividend (but only on the shares of Stock), or any other increase or decrease in the number of such shares effected without receipt or payment of consideration by the Company, the Committee will proportionally adjust the number of shares of Stock subject to each outstanding Award and the exercise price per share of Stock of each such Award.
          (c) OUTSTANDING AWARDS — CERTAIN MERGERS. Subject to any required action by the shareholders of the Company, if the Company is the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Stock receive securities of another corporation), each Award outstanding on the date of such merger or consolidation will pertain to and apply to the securities which a holder of the number of shares of Stock subject to such Award would have received in such merger or consolidation.
          (d) OUTSTANDING AWARDS — OTHER CHANGES. If any other change in the capitalization of the Company or corporate change other than those specifically referred to in Article 14, the Committee may, in its absolute discretion, make such adjustments in the number and class of shares subject to Awards outstanding on the date on which such change occurs and in the per share exercise price of each Award as the Committee may consider appropriate to prevent dilution or enlargement of rights.
          (e) NO OTHER RIGHTS. Except as expressly provided in the Plan, no Participant will have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, will affect, and no adjustment by reason thereof will be made with respect to, the number of shares of Stock subject to an Award or the exercise price of any Award.
ARTICLE 15
AMENDMENT, MODIFICATION, AND TERMINATION
15.1 AMENDMENT, MODIFICATION, AND TERMINATION. With the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company will obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.
15.2 AWARDS PREVIOUSLY GRANTED. Except as otherwise provided in the Plan, including without limitation, the provisions of Article 14, no termination, amendment, or modification of the Plan will adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant.
ARTICLE 16
GENERAL PROVISIONS
16.1 NO RIGHTS TO AWARDS. No Participant, employee, or other person will have any claim to be granted any Award under the Plan, and neither the Company nor the Committee is obligated to treat Participants, employees, and other persons uniformly.
16.2 NO STOCKHOLDERS RIGHTS. No Award gives the Participant any of the rights of a stockholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Award.
16.3 WITHHOLDING. The Company or any Subsidiary has the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of this Plan. With the Committee’s consent, a Participant may elect to have the Company withhold from those shares of Stock that would otherwise be received upon the exercise of any Option, a number of shares having a Fair Market Value equal to the minimum statutory amount necessary to satisfy the Company’s applicable federal, state, local and foreign income and employment tax withholding obligations.
16.4 NO RIGHT TO EMPLOYMENT OR SERVICES. Nothing in the Plan or any Award Agreement will interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Subsidiary.
16.5 UNFUNDED STATUS OF AWARDS. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement will give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

16.6 INDEMNIFICATION. To the extent allowable under applicable law, each member of the Committee or the Board will be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification is in addition to any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
16.7 RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan will be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary.
16.8 EXPENSES. The Company and its Subsidiaries will pay the expenses of administering the Plan.
16.9 TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only, and if there is any conflict, the text of the Plan, rather than such titles or headings, will control.
16.10 FRACTIONAL SHARES. No fractional shares of stock will be issued and the Committee will determine, in its discretion, whether cash will be given in lieu of fractional shares or whether such fractional shares will be eliminated by rounding up or down as appropriate.
16.11 SECURITIES LAW COMPLIANCE. With respect to any person who is, on the relevant date, obligated to file reports under Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it will be void to the extent permitted by law and voidable as deemed advisable by the Committee.
16.12 GOVERNMENT AND OTHER REGULATIONS. The obligation of the Company to make payment of awards in Stock or otherwise will be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company will be under no obligation to register under the Securities Act of 1933, as amended, any of the shares of Stock paid under the Plan. If the shares paid under the Plan may in certain circumstances be exempt from registration under the Securities Act of 1933, as amended, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.
16.13 GOVERNING LAW. The Plan and all Award Agreements will be construed in accordance with and governed by the laws of the State of Arizona.
16.14 NO AUTHORITY TO REPRICE. Other than in connection with a change in the Company’s capital structure (as described in Article 14 of this Plan), neither the Committee nor the Board shall have the authority to reprice any outstanding Option or SAR without the prior approval of the Company’s shareholders. “Repricing” means any of the following or any other action that has the same effect: (i) lowering the exercise price of an Option or the grant price of a SAR after it is granted; (ii) any other action that is treated as a repricing under generally accepted accounting principles; or (iii) canceling an Option at a time when its exercise price exceeds the fair market value of the underlying stock, in exchange for another Option, a Restricted Stock Award or other equity, unless the cancellation and exchange occurs in connection with a change in the Company’s capital structure (as described in Article 14 of this Plan).

History
•	as amended December 16, 2005 to limit the ability to reprice options.

•	as amended February ___, 2007 to revise the Section 162(m) provisions and add the ability to grant stock units and cash bonuses that qualify as performance-based compensation under Section 162(m).

Proxy

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR 2007 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON FEBRUARY 28, 2007
The undersigned appoints John C. White and Kimberly J. McWaters, and each of them, as proxies, each with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2007 Annual Meeting of Stockholders of UNIVERSAL TECHNICAL INSTITUTE, INC. (“UTI”), to be held on February 28, 2007, and at any adjournment or postponement thereof and authorizes them to vote at such meeting, as designated on the reverse side of this form, all the shares of common stock of UTI held of record by the undersigned on January 8, 2007.
IF NO OTHER INDICATION IS MADE ON THE REVERSE SIDE OF THIS FORM, THE PROXIES WILL VOTE FOR ALL PROPOSALS AND, IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.
See reverse for voting instructions.

NOTE: PLEASE MARK, DATE, SIGN AND MAIL

THIS PROXY IN THE POST PAID ENVELOPE.	☒
Votes Must Be Indicated
(X) In Black Or Blue Ink:

The Board of Directors Recommends a Vote FOR Item 1.
1. Election of Directors:

FOR all nominees listed (except as marked to the contrary)	☐	WITHHOLD AUTHORITY to vote for all nominees listed	☐
EXCEPTIONS* ☐

Nominees:	01 A. Richard Caputo, Jr., 02 Allan D. Gilmour, and 03 Robert D. Hartman
(Instructions: To withhold authority to vote for any indicated nominee, mark the “Exceptions*” box and write that nominee’s name on the blank line below.)

Exceptions*

At the proxies’ discretion on any other matters which may properly come before the meeting or any adjournment or postponement thereof.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE PROPOSAL.

The Board of Directors Recommends a Vote FOR Item 2.
2. Approval of the Company’s 2003 Incentive Compensation Plan, as amended.

FOR	AGAINST	ABSTAIN
☐	☐	☐

The Board of Directors Recommends a Vote FOR Item 3.
3. Ratification of Appointment of Independent Auditors.

FOR	AGAINST	ABSTAIN
☐	☐	☐

To change your address, please mark this box. ☐

To include any comments, please mark this box. ☐

SCAN LINE

This proxy should be dated, signed by the stockholder(s) exactly as his or her name appears herein, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both stockholders should sign.

Date	Stockholder sign here	Co-Owner sign here